As filed with the Securities and Exchange Commission on                      , 2020

Registration No. 333-249998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DITO, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	35-2675083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Dito, Inc.

413 West 14th Street

New York, New York, USA 10014

+1 (347) 983-1227
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jason Drummond
Chief Executive Officer
Dito, Inc.

413 West 14th Street
New York, New York, USA 10014
+1 (347) 983-1227
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to

Daniel D. Nauth
Nauth LPC
217 Queen Street West, Suite 401
Toronto, Ontario, Canada M5V 0R2
(416) 477-6031

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of registration fee

Shares of Common Stock, par value $0.001, being offered for resale by selling securityholders	10,706,999	$2.50	$26,767,497.50	$2,920.33
Total	10,706,999	$2.50	$26,767,497.50	$2,920.33

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended and is based, in part, upon the last private sale of the Company's common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED DECEMBER 9, 2020

10,706,999 Shares of Common Stock

This prospectus relates to the resale of up to 10,706,999 shares (the "Shares") of our common stock, par value $0.001 (the "Common Stock") by our securityholders (the "Selling Stockholders") that primarily acquired securities in (i) our private placements consummated on February 26, 2020, November 23, 2020 and December 2, 2020 (the "Private Placements"), including the reshares issuable on the exercise of the warrants issued in the November 23, 2020 and December 2, 2020 private placements, (ii) our share exchange transaction consummated on March 18, 2020 (the "Share Exchange"), and (iii) under our consulting agreements (the "Consulting Agreements"). Please refer to the section of this prospectus entitled "The Private Placements and Share Exchange" for a description of the Private Placements and Share Exchange, the section entitled "Consulting Agreements" for a description of the Consulting Agreements and the section entitled "Selling Stockholders" for additional information regarding the Selling Stockholders.

We are not selling any Shares in this offering. We, therefore, will not receive any proceeds from the sale of the Shares by the Selling Stockholders. We have paid and will pay the expenses incurred in registering the Shares, including legal and accounting fees. See "Plan of Distribution."

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices. The prices at which the Selling Stockholders may sell the Shares in this offering will be determined by the prevailing market price for the shares of our Common Stock or in negotiated transactions. See "Plan of Distribution" for more information about how the Selling Stockholders may sell the Shares being registered pursuant to this prospectus. The Selling Stockholders may be deemed "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Shares.

Prior to this offering, there has been no public market for our Common Stock. We intend to seek a listing of our Common Stock on the OTCQB, which is an interdealer quotation system maintained by OTC Markets Group Inc. The Shares may be sold by the Selling Securityholders on an immediate and continuing basis. The Selling Securityholders will sell at $2.50 per Share until our Common Stock is quoted on the OTCQB marketplace and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of these shares by the Selling Securityholders.

We are an "emerging growth company" under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves various risks. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2020

As used in this registration statement containing this prospectus, "we", "us", "our", "Dito" or "company" refers to Dito, Inc. and all of its subsidiaries and affiliated companies, including Dito UK Limited. References to the "SEC" refer to the U.S. Securities and Exchange Commission.

Information contained in, and that can be accessed through, our web site www.dito.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Shares offered hereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "may," "should," "would," "expect," "intend," "anticipate," "believe," "estimate," "continue," "plan," "potential" and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading "Risk Factors".

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus particularly our forward-looking statements, by these cautionary statements.

We qualify all the forward-looking statements contained in this prospectus by reference into this prospectus by the foregoing cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in "Risk Factors". We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

The following summary highlights certain of the information contained elsewhere in this prospectus. Because this is only a summary, however, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled "Risk Factors" and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Dito, Inc.

Business Overview

Dito is a business to business ("B2B") early stage software developer with offices in London and New York. We intend to license our software platform to mobile gaming operators and developers to enable rapid development of new games.

Dito was incorporated under the laws of the State of Delaware on July 23, 2019 under the name Dito, Inc., created for the purpose of the registration contemplated hereby, and became our holding company by way of a share-for-share exchange in which all of the existing shareholders of Dito UK Limited, an English corporation, company number 11047028 ("Dito UK"), exchanged their ordinary shares in Dito UK for shares of Common Stock in Dito, Inc.

Our registered office in the United States is located at 413 West 14th Street, New York, New York 10014, and our telephone number is +1 (347) 983-1227.

The Company's wholly-owned subsidiary, Dito UK, leases office facilities in London, England and is located at 184 Shepherds Bush Road, London, England W6 7NL.

All of our operations are conducted through our wholly owned subsidiary, Dito UK.

On August 10, 2018, the Company (through Dito UK) entered into an Asset Sale Agreement (the "Sale Agreement") with GameTech UK Limited ("GameTech") pursuant to a Court Order (the "Order") issued by the Joint Administrators of GameTech UK Limited (in administration) on May 29, 2018.  GameTech's last full year of operations was the year ended December 31, 2016 and it had nominal revenues in such year.  On May 11, 2017, administrators were appointed for GameTech and GameTech entered insolvency proceedings. Approximately fifteen months later, the administrators of GameTech entered into the Sale Agreement with the Company (through Dito UK).

The Company (through Dito UK) acquired the intellectual property assets of GameTech, a non-operational business in insolvency proceedings, consisting of gaming software and a related technology platform. The software was acquired under the expectation that it would require significant modifications to be able to be utilized in the Company's anticipated business model, which is software licensing to mobile game operators and developers. Following the acquisition of Gametech's intellectual property assets out of receivership, Dito UK has made improvements to the core software platform. As a result, we have re-positioned ourselves as a B2B developer of gaming software which can power the games of B2C providers. The improvements we have made include the migration of the software from physical server dependencies to cloud based deployment (via Amazon Web Services) and removing the dependency on third-party applications and replacing them with AWS native alternatives. Our software also has the capability to allow games to be chained together, through a "state machine", which allows for a wider variety of games to be created on our software platform.

As a software developer (and not an operator), we believe we are not required to obtain licenses for our products. With our current software platform, all regulatory oversight and licensing responsibility falls to the B2C operator (Dito's customers). Companies who want to create games using Dito's core software platform are required to meet their own regulatory requirements (where applicable).

Private Placements

On February 26, 2020, we completed a private placement to non-U.S. persons for the sale of 205,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500. No fees or other costs, other than nominal legal costs, were incurred in connection with the Private Placement.

Of the 205,000 shares of common stock sold, 121,000 shares were sold for a total purchase price of $302,500 prior to December 31, 2019. During January and February 2020, the remaining 84,000 shares were sold for a total purchase price of $210,000. The proceeds from the Private Placement were used for general operating purposes.

On September 14, 2020, we completed a private placement to an existing shareholder that is a non-U.S. person for the sale of 9,200 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $23,000. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

On September 15, 2020, we completed a private placement to an existing shareholder that is a non-U.S. person for the sale of 10,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $25,000. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

On September 25, 2020, we completed a private placement to a non-U.S. person for the sale of 5,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $12,500. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

On October 16, 2020, we completed a private placement to a non-U.S. person for the sale of 5,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $12,500. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to two non-U.S. persons for the sale of 40,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $100,000. No other fees or costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to one U.S. person for the sale of 600,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,500,000. In addition, pursuant to the terms of (i) the purchase agreement we were required to issue 54,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder and (ii) finder's agreement we issued 250,000 shares to a U.S. finder. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In December 2020, we completed a private placement to one U.S. person for the sale of 400,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,000,000. In addition, pursuant to the terms of a finder’s fee agreement we were required to issue 36,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder. In addition, the investor entered into a board advisory consulting agreement on November 25, 2020 which calls for the investor to receive 250,000 shares of the Company’s common stock as compensation for providing board advisory consulting services.

Share Exchange

Effective March 18, 2020, Dito entered into a Share Exchange Agreements (the "Exchange Agreement") with each of the shareholders in Dito UK to acquire all of the outstanding ordinary shares of Dito UK. The Exchange Agreements provided for each outstanding ordinary share of Dito UK to be effectively converted into 25 shares of common stock of Dito. All of the Dito shares were issued to non-U.S. persons pursuant to Rule 903 of Regulation S. As a result, Dito UK became a wholly-owned subsidiary of Dito.

Our Strategy

Dito's core sales strategy will be focused on the licencing of our platform under a Platform as a Service (PaaS) model to third parties. The PaaS license is based on an installation fee and revenue share agreement. While we do not currently have any such agreements in place, we anticipate that these agreements, once entered into, will generate revenue in three ways (i) clients would be charged an initial setup fee, (ii) clients will be charged monthly fees for use of the platform, and (iii) we would receive up to 50% of the gross gaming revenue.

Our Software Platform

Our core software platform is entirely cloud-based and hosted on Amazon Web Services (AWS). This allows the software to be deployed in any AWS-supported region globally. These regions are currently spread over the following continents: North America, South America, Europe, Asia (including the Middle East) and Africa.

Dito has a mobile-centric development focus and we keep up to date on any significant changes in the mobile gaming sector and use this research to find ways to improve our software platform.

We prefer to use infrastructure as code using Terraform. This means that replicating the cloud-based deployment environment can be done in a matter of hours, as opposed to matter of weeks using older approaches. There are also significant advantages to Terraform beyond automation, such as infrastructure declaration, which makes learning the infrastructure a much faster and simpler process for developers.

In the software platform we have also included a management console which provides an administrative overview of all the data in the system, which is driven by MySQL tables as well as RabbitMQ messaging queues that drive the Java microservices. The management console also contains a live risk manager which allows B2C operators to detect and any suspicious traffic. Possible actions upon such detection include (for example), suspending a user or banning them. In addition, the management console also contains a kill switch to stop everything and display a custom message to any connected devices.

To provide an attractive B2B solution for gaming operators we have also focused on creating a software platform that features a comparatively low running cost for clients, relative to other options available in the market. The core product features proprietary inventions such as server- driven sentiment analysis and a server-driven certified Random Number Generator (RNG), which appeals to a broad market base of B2C clients.

Our software platform facilitates the development of:

Random Number Generator ("RNG") powered applications; and
Sentiment-driven applications

Emerging Growth Company

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission ("SEC"), which means the market value of our common stock that is held by non-affiliates exceeds $700 million. We may choose to take advantage of some but not all of these exemptions. Accordingly, the information contained herein may be different from the information from other public companies. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor's attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

Additionally, we are a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

Risk Factor

We have not yet commenced revenue generating operations and primarily been involved in organization activities. In addition, we have not yet fully developed your business plan or our management team, and our auditors have indicated that these conditions raise substantial doubt about our ability to continue as a going concern. Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the "Risk Factors" section of this prospectus beginning on page 8 of this prospectus.

THE OFFERING
Issuer:	Dito, Inc. a Delaware corporation

The Selling Securityholders

The majority of the Selling Securityholders are the holders of the Shares which were issued pursuant to the Private Placements and Share Exchange. The Selling Securityholders are named in this prospectus under “Selling Securityholders.”

Securities offered	The Selling Securityholders are offering up to an aggregate of 10,706,999 shares of common stock of the Company principally comprised of 1,614,200 Shares issued by the Company pursuant to the Private Placements, 8,082,799 ssued pursuant to the Share Exchange Agreement and 1,010,000 issued pursuant to the Consulting Agreement

Use of proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus. See “Use of Proceeds”.

Risk Factors

Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 8 of this prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Registration Statement before investing in our Common Stock. If any of the following risks actually occur, our business, operating results and financial condition could suffer.

Risks Specific to the Company

We are a recently organized as an early stage company but have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

Dito was incorporated on July 23, 2019, and to date have been involved primarily in organization activities. Dito UK, our subsidiary was formed in November 2017. We have not yet commenced revenue generating operations. Further, we have not yet fully developed our business plan or our management team. Accordingly, we have no way to evaluate the likelihood that our business well be successful. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to our software and market acceptance by our intended clients. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and there is no assurance we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Dito has a limited operating history which makes it difficult to accurately evaluate our business prospects.

We have a no operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company's prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including, but not limited to, our success in attracting necessary financing, establishing credit or operating facilities, the success of our products, our ability to develop new products, our ability to successfully market our products and attract repeat and new customers, our ability to control operational costs, and the Company's ability in retaining motivated and qualified personnel, legal and regulatory developments in the jurisdictions in which we operate, as well as the general economic conditions which affect such businesses. We cannot assure you that the Company will successfully address any of these risks.

We do not have adequate capital to fund our business and may need additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We have limited capital available to us. Our entire original capital has been fully expended and if additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We will require additional capital for the development of our business operations and commercialization of our planned products. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain additional funding in order to continue our operations. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. There can be no guarantee that the necessary funds will be available on a timely basis, on favourable terms, or at all, or that such funds, if raised, would be sufficient. Even if additional funds are raised by issuing equity securities, dilution to the then existing shareholdings would result. We cannot assure that we will have adequate capital to conduct our business. If additional funding is not obtained, we may need to reduce, defer or cancel software development efforts, sales and marketing, and overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Our business plan is speculative.

Our business is speculative and subject to numerous risks and uncertainties. The development of products, including current products, may not succeed in a commercial setting or result in revenue due to functional failures, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. There is no assurance that we will generate revenues and even if we do generate revenues there can be no assurances that we will generate a profit.

We may not be successful in raising additional capital necessary to meet expected increases in working capital needs. If we raise additional funding through sales of equity or equity-based securities, your shares will be diluted. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations or seek bankruptcy protection or be subject to an involuntary bankruptcy petition.

Since inception, the Company has not generated revenues and has incurred losses and has an accumulated deficit of 6,644,551 as of September 30, 2020. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations. Our ability to raise additional funds through equity or debt financings or other sources may depend on the commercial success of our software and financial, economic and market conditions and other factors, some of which are beyond our control. No assurance can be given that we will be successful in raising the required capital at reasonable cost and at the required times, or at all. Further equity financings may have a dilutive effect on shareholders and any debt financing, if available, may require restrictions to be placed on our future financing and operating activities. If we require additional capital and are unsuccessful in raising that capital, we may not be able to continue our business operations and advance our growth initiatives, which could adversely impact our business, financial condition and results of operations.

Our auditors have indicated that these conditions raise substantial doubt about the Company's ability to continue as a going concern. We urge you to review the additional information about our liquidity and capital resources in the Management's Discussion and Analysis of Financial Condition and Results of Operations elsewhere in this document below. If our business ceases to continue as a going concern due to lack of available capital or otherwise, it could have a material adverse effect on our results of operations, financial position, and liquidity.

We have material weaknesses and other deficiencies in our internal control and accounting procedures.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal control over financial reporting. Our management assessed the effectiveness of our disclosure controls and procedures as of December 31, 2019 and June 30, 2020 and concluded that we had a material weakness in our internal controls due to our limited resources and therefore our disclosure controls and procedures may not be effective in providing material information required to be included in any future periodic SEC filings on a timely basis and to ensure that information required to be disclosed in any future periodic SEC filings is accumulated and communicated to our management to allow timely decisions regarding required disclosure about our internal control over financial reporting. More specifically, our internal control over financial reporting was not effective due to material weaknesses related to a segregation of duties due to our limited resources and limited staff. In addition, as of December 31, 2019 and June 30, 2020, our management concluded that we had a material weakness in internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we continue to have material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

Failure to develop our internal controls over financial reporting could have an adverse impact on us.

We need to develop and implement internal control systems and procedures. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of Jason Drummond, who has significant experience in the technology and financial sectors and would be difficult to replace. The loss of Mr. Drummond would have a material adverse impact on us. Until we add additional officers and directors with the technical knowledge and financial expertise to move our business plan forward, we will be solely dependent upon Mr. Drummond for the direction, management and daily supervision of our operations. The inability to retain Mr. Drummond at this crucial juncture in our Company's development, and our ability to replace Mr. Drummond in a timely manner would have a material adverse effect on our business and, accordingly, would negatively impact our financial condition and operating results.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be dependent on the talents and efforts of highly skilled individuals, including Mr. Drummond. The loss of Mr. Drummond, or one or more members of our management team or other key employees or consultants, as and when they are hired, could materially harm our business, financial condition, results of operations and prospects. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our products may not achieve broad market acceptance if we cannot compete successfully, limiting our ability to generate revenue and grow profits.

Our ability to generate significant revenue and profits depends on the acceptance of our products by customers. The market acceptance of any product depends on a number of factors, including but not limited to awareness of a product's availability and benefits, features, safety and security, perceptions by the industry, the price of the product, competing products, and the effectiveness of marketing and distribution efforts. To remain competitive, the Company must continue to innovate, further enhancing and improving the responsiveness, functionality, accessibility, and other features of its software platform. The success of the Company depends on its ability to anticipate and respond to technological changes and customer preferences in a timely and cost-effective manner. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

If we fail to attract new customers and maintain our active customers, our growth may be impaired.

The Company's future profitability and growth depends upon its ability to establish an active customer base, in a cost-effective manner. The Company must attract and maintain clients in order to maintain and build profitability. Although the Company will spend resources on marketing and related expenses, there are no assurances that these efforts will be cost effective in building our B2B business model. Failure to maintain a level of active clients could have an adverse effect on the Company's business and operations.

We operate in an intensely competitive market that includes companies that have greater financial, technical, and marketing resources than us.

The Company faces intense and increasing competition in the marketplace. The Company is confronted by rapidly changing technology, evolving user needs and the frequent introduction of new and enhanced services by its competitors. Some of its existing and potential competitors are better established, benefit from greater name recognition, and have significantly greater financial, technical, sales, and marketing resources than the Company. In addition, some competitors, particularly those with a more diversified revenue base, may have greater flexibility than the Company to compete aggressively based on price and other contract terms. New competitors may emerge through acquisitions or through development of disruptive technologies. Strong and evolving competition could lead to a loss of the Company's market share or make it more difficult to grow its business profitably.

If we are unable to adapt to changing technologies and user preferences it may have a negative impact on player numbers and affect our business operations and financial performance.

In an industry that is characterised by the development of new products, technologies, and end-user practices, we must invest significant resources in software development to be innovative and to enhance our technology, products and services. If we fail to adapt to changing market needs and developing opportunities, it may have an impact on our ability to attract and retain clients which could adversely impact the business operations and financial performance. As technology evolves our platform may not support new devices. Users may shift from using an iOS or Android device and require access to our products via a desktop computer or other devices. Our products may not be well-suited for use on other devices. This may have a negative impact on client numbers if our platform is not enhanced to reflect new or changing client preferences.

If we are unable to protect our intellectual property and proprietary rights, our competitive position and our business could be materially adversely affected.

The Company cannot be certain that the steps it may take in the future to protect, register and enforce the intellectual property rights of the Company, if any, will be adequate or that third parties will not infringe or misappropriate the Company's proprietary rights, if any. The Company faces the risk that the use and exploitation of its intellectual property rights, including rights relating to its proprietary software, may infringe the intellectual property rights of a third party. The Company also faces the risk that its intellectual property rights may be infringed by a third party, and there can be no assurance that the Company will successfully prevent or restrict any such infringing activity. The costs incurred in bringing or defending any infringement actions may be substantial, regardless of the merits of the claim, and an unsuccessful outcome for the Company may result in royalties or damages being payable and/or the Company being required to cease using any infringing intellectual property or embodiments of any such intellectual property (such as software). If any of the Company's intellectual property is held to be infringing, there can be no assurance that the Company will be able to develop alternative non-infringing intellectual property. There can be no assurance that third parties will not independently develop or have not so developed similar or equivalent software to the Company's proprietary software, or will not otherwise gain access to the Company's source code, software or technology or obtain (on favourable terms or at all) alternative non-infringing intellectual property. There can be no assurance that the Company's intellectual property is valid, or enforceable and such intellectual property may be subject to challenge or circumvention by third parties. The Company has not registered any of its intellectual property rights, no assurance can be provided that any such rights are registrable, and no assurance can be given that any applications for registration made by the Company will be successful, as applied for or at all.

We face the risk that third parties will claim that we infringe on their intellectual property rights, which could result in costly license fees or expensive litigation.

Other companies, individuals or third parties may claim the Company is making use of or exploiting software or database design components that infringe their intellectual property rights. The costs incurred in defending any infringement actions may be substantial, regardless of the merits of the claim, and an unsuccessful outcome for us may result in royalties or damages being payable and/or the Company being required to cease using any infringing intellectual property or embodiments of any such intellectual property (such as software). It may also affect our relationships with current or future customers, delay or stop new sales, and divert the attention of management and other human resources. If any of our technology is held to be in breach, there can be no assurance that we will be able to develop alternative non-infringing intellectual property in a timely manner.

Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of products sold by us. We may in the future receive correspondence from customers requesting reimbursement or refunds. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging harm because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

The Company may suffer losses if its reputation is harmed.

The Company's ability to attract and retain customers and employees may be materially adversely affected to the extent its reputation is damaged. Issues that may give rise to reputational risk include, but are not limited to, failure of our products to perform effectively, failure to deal appropriately with legal and regulatory requirements in any jurisdiction (including as may result in the issuance of a warning notice or sanction by a regulator or the commission of an offence (whether civil, criminal, regulatory or other) by the Company or any of its officers, directors, intellectual property theft or intellectual property infringement, factually incorrect reporting, staff difficulties, fraud, technological delays or malfunctions, the inability to respond to a disaster, privacy issues, record-keeping, sales and trading practices, money-laundering, bribery and corruption, the credit, liquidity and market risks inherent in the Company's business, and the activities of the Company's affiliates.

We may be subject to hacker intrusion, DDoS, malicious viruses, and other cyber-crime attacks.

Our business may be adversely affected by distributed denial of service, or DDoS attacks, and other forms of cyber-crime, such as attempts by computer hackers to gain access to our systems and databases that may lead to exposure of sensitive data or cause its sites to fail and/or disrupt customers' experience of its products and services. A successful attack may also attempt to extort money from the business by interfering with its ability to connect with its customers. The interference often occurs without warning resulting in a negative experience that its customers will associate with us. If our efforts to combat these DDoS attacks and other forms of cyber-crime are unsuccessful, our reputation may be harmed, and our customers' ability to access the platform may be impaired. We are also susceptible to a wide range of known, unknown and evolving malicious viruses. While we believe that our servers and production environment are adequately protected, no assurance can be given that our servers and production environment will not be impacted by malicious viruses. Any hacker intrusion, DDoS, installation of a malicious virus or cyber-crime attack could result in a decline in user traffic and associated revenues, which would have a material adverse effect on the business operations and financial performance.

Dependence on Key Suppliers and Third Parties

The Company is dependent on outside suppliers for certain key services including storage, data back-up and integration with electronic wallets. While no one supplier or service provider is irreplaceable, should any of the Company's key suppliers fail to supply these services and the Company fails to secure such services from an alternative supplier, its reputation and financial position could be materially and adversely affected. It may also be that any alternative suppliers will only make available their services at a significantly higher price than the Company is presently paying, thereby reducing the Company's ability to generate profit. In addition, we engage several providers of third-party hosting, gaming, and payment processing services. In the event that there is any interruption to the products or services provided by such third parties, or if there are problems in supplying the products or if one or more ceased to be provided or only provided on onerous terms to us, this could have an adverse effect on the business operation and performance.

The Company's financial results may be adversely affected by currency fluctuations.

The Company will generate its revenues in a variety of currencies, including the Euro, Sterling, and the US Dollar. As a result, some of the Company's financial assets may be denominated in these currencies and fluctuations in these currencies could adversely affect its financial results. The Company does not currently engage in any currency hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on its results of operations. If the Company were to determine that it was in its best interests to enter into any currency hedging transactions in the future, there can be no assurance that the Company will be able to do so or that such transactions, if entered into, will materially reduce the effect of fluctuations in foreign currency exchange rates on its results of operations. Currency hedging may also generate complex accounting issues. In addition, if, for any reason, exchange or price controls or other restrictions on the conversion of one currency into another currency were imposed, the Company's business could be adversely affected. Although exposure to currency fluctuations to date have not had a material adverse effect on the Company's business, there can be no assurance such fluctuations in the future will not have a material adverse effect on revenues from international sales and, consequently, the Company's business, operating results and financial condition.

Our business could suffer as a result of the uncertainty surrounding the U.K. withdrawal from the European Union and, if completed, the terms of such withdrawal.

The United Kingdom held a referendum on June 23, 2016 in which a majority of voters voted to exit the European Union ("Brexit") and on March 29, 2017, the United Kingdom submitted a formal notification of its intention to withdraw from the European Union pursuant to Article 50 of the Treaty of Lisbon. On January 31, 2020, the United Kingdom ceased to be a member state of the European Union. European Union law applicable to the United Kingdom continues to apply to and in the United Kingdom for the duration of a transition period, which is presently scheduled to expire on December 31, 2020 (the "Transition Period"). During the Transition Period, the European Union and the United Kingdom will negotiate the terms of their future relationship. There can be no assurances that such negotiations will be successful or certainty that European Union law will continue to apply in and to the United Kingdom following the expiration of the Transition Period. Until expiration of the Transition Period and the future relationship between the European Union and the United Kingdom is established, it is difficult to anticipate Brexit's potential impact.

The effects of Brexit will depend on any agreements the United Kingdom makes to retain access to European Union markets beyond the Transition Period. Brexit could adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate could adversely affect our business, results of operations and financial condition.

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

Our sole executive officer and director and several stockholders together beneficially own a majority of our outstanding common stock. As a result, these stockholders, if they act together or in a block, could have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

Jason Drummond, our sole officer and director, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against Mr. Drummond, or to enforce a judgment rendered by a United States court against Mr. Drummond.

Our sole officer and director, Jason Drummond, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Drummond in the United States, and it may be difficult to enforce any judgment rendered against Mr. Drummond. Accordingly, it may be difficult or impossible for an investor to bring an action against Mr. Drummond, in the case that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws may render that investor as unable to enforce a judgment against the assets of Mr. Drummond. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation whose officers and directors reside within the United States. Mr. Drummond's principal assets are located in the United Kingdom.

Jason Drummond, as our officer and sole director, may determine and award director fees and management compensation in his sole discretion.

There is currently no formal compensation agreement with our sole officer Jason Drummond, who is also our sole director. Until we have a compensation arrangement in place with Mr. Drummond and additional directors are added to our Board, Mr. Drummond has the power to set his own compensation as management and distribute director fees in his sole discretion. There can be no assurance that we will enter into a formal compensation agreement with Mr. Drummond on favourable terms to the Company or any agreement at all and that additional members will be added to our Board. Any management compensation and/or director fees he awards himself could have an adverse effect on our cash reserves or net profit, if any.

Risks Related to the Industry

Economic conditions and current economic weakness.

Any economic downturn, either globally or locally in any area in which the Company operates, may have an adverse effect on demand for the Company's products. A more prolonged economic downturn may lead to an overall decline in the volume of the Company's sales, restricting the Company's ability to realise a profit. If economic conditions remain uncertain, the Company might see lower levels of growth than anticipated, which might have an adverse impact on the Company's operations and business results.

The laws and regulations concerning data privacy and data security are continually evolving; failure to comply with these laws and regulations could harm our business.

We collect and store significant amounts of information about customers who use our technologies-both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this customer information. For example, the European Union (EU) has traditionally taken a broader view than the United States and certain other jurisdictions as to what is considered personal information, and has imposed greater obligations under data privacy regulations.

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices, and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our customers that is necessary for compliance with these various types of regulations.

If we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of customer confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

Tax status and changes to regulations can affect the Company

The Company cannot guarantee that any tax audit or tax dispute to which it may be subject in the future will result in a favourable outcome for the Company. There is a risk that any such audit or dispute could result in additional taxes payable by the Company as well as negative publicity and reputational damage. In any such case, substantial additional tax liabilities and ancillary charges could be imposed on the Company which could increase the Company's effective tax rate. The Company's effective tax rate may also be affected by changes in, or the interpretation of tax laws, including those tax laws relating to the utilisation of capital allowances, net operating losses and tax loss or credit carry forwards, as well as management's assessment of certain matters, such as the ability to realise deferred tax assets. The Company's effective tax rate in any given financial year reflects a variety of factors that may not be present in the succeeding financial year or years. An increase in the Company's effective tax rate in future periods could have a material adverse effect on the Company's financial condition and results of operations.

Systems failures, disruptive events or delays could materially harm the Company's business.

The Company's operations will be highly dependent on the internet, mobile networks and Amazon Web Services. The efficient and uninterrupted operation of the Internet, mobile networks and Amazon Web Services, on which the Company relies, and its ability to provide customers with reliable, real-time access to its products, is fundamental to the success of the Company's business. Any damage, malfunction, failure or interruption of, or to the Internet, mobile networks or Amazon Web Services could result in a lack of confidence in the Company's products and a possible loss of customers to our competitors, or could expose the Company to higher risk or losses, with a consequential material adverse effect on the Company's operations and results. If the Company's connection to mobile networks or the Internet is interrupted or not available, the Company may not be able to provide customers with its products and services.

The Company's systems and networks may also fail because of other events, such as:

• fire, flood, or natural disasters

• power or telecommunications failure

• computer hacking activities

• acts of war or terrorism

Amazon Web Services has a number of systems in place in the event of a system failure. It is important to note that the services the Company depends on via Amazon Web Services are segregated from one another, and if one system fails, another replaces it automatically within minutes. It is further important to distinguish that each Amazon Web Services deployment is relevant to each individual client, meaning that multiple Amazon Web Services regions are used (currently available on every continent). The probability of a complete systems failure with Amazon Web Services is unlikely but possible.

To date there has been no significant malfunctioning of the internet, mobile networks and Amazon Web Services, however, any such event could result in a lack of confidence in the Company's products, and result in a loss of existing customers in addition to exposing it to potential liabilities. Any one of these challenges could result in a material adverse effect on the Company's operations and financial results.

Our current operations are international in scope and expansion can create a variety of potential operational challenges.

With business operations in numerous countries and with intentions to grow, our offices, personnel and operations may be further dispersed around the world. In connection with such expansion, we may face a number of challenges, including costs associated with developing software and providing support in additional languages, varying seasonality patterns, potential adverse movement of currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable in some countries, tariffs and trade barriers, a variety of regulatory or contractual limitations on our ability to operate, adverse tax events, reduced protection of intellectual property rights in some countries and a geographically and culturally diverse workforce and customer base. Failure to overcome any of these challenges could negatively affect our business and results of operations.

The outbreak of the coronavirus pandemic may impact our plans and activities.

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company's business in the future. The extent to which the COVID-19 outbreak ultimately impacts the Company's business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future. Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Public Company Risks or Risk related to our public listing and Common Shares

We are an "emerging growth company" and "smaller reporting company" within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an "emerging growth company" within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less  attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

We will incur increased costs as a result of being a public company in the United States and our management expects to devote substantial time to public company compliance programs.

As a public company in the United States, we will incur significant legal, insurance, accounting and other expenses that we do not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable securities rules and regulations impose various requirements on U.S. public companies. The Company will need to ensure its financial and management control systems are able to meet the requirements of a public company. Areas such as financial planning and analysis, tax, corporate governance, accounting policies and procedures, internal controls, internal audit, disclosure controls and procedures and financial reporting and accounting systems will need to be compliant with reporting obligations. Our management and administrative staff will need to devote a substantial amount of time to compliance with these requirements. We may need to hire qualified personnel to address these issues. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management's time and attention away from product development and other commercial activities. If for any reason our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We intend to obtain directors' and officers' liability insurance coverage, which will increase our insurance cost significantly. In the future, it may be more expensive for us to obtain directors' and officers' liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit committee and compensation committee.

Upon effectiveness of this Registration Statement and becoming a public company, we will be required to required to make a formal assessment of the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act and will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. This assessment will need to include the disclosure of any material weaknesses in our internal control over financial reporting identified by our management or our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a costly and challenging process to document and evaluate our internal control over financial reporting. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting. We will also need to continue to improve our control processes as appropriate, validate through testing that our controls are functioning as documented and implement a continuous reporting and improvement process for our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. Any material weakness could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an "emerging growth company" as defined in the JOBS Act. We cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal controls in the future.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker's application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

If our stock becomes quoted on the OTCQB, we could subsequently be removed from the OTCQB if we fail to remain current with our financial reporting requirements.

Companies trading on the OTCQB must be reporting issuers under Section 12 of the Exchange Act and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. If we become quoted on the OTCQB, but we fail to remain current in our reporting requirements, we would be removed from the OTCQB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Liquidity of Common Stock and price volatility.

We plan to have the Company's Common Stock traded on the OTCQB and can give no assurance that an active trading market for our Common Stock will develop, or if such a market develops, that it will be sustained. If an active trading market does not develop or is not maintained, the liquidity and trading price of our Common Stock could be adversely affected, and investors may have difficulty selling their Common Stock.

A significant number of shares are currently subject to a lock-up provision and not currently eligible for resale; however, we may waive the lock-up provision and allow the sale of those shares in our sole discretion which could negatively effect the price of our shares.

Currently, 17,750,526 shares of our outstanding common stock are subject to a lock-up provision and not currently eligible for resale by our stockholders. We may waive the lock-up provision in our sole discretion and if we elect to waive the lock-up restriction and if our stockholders whose shares are, or hereafter become, eligible for resale sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price or value of our common stock could decline.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions). There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Future sales of shares of our Common Stock or the perception that these sales may occur, may depress our stock price.

The market price of our Common Stock could decline significantly as a result of sales of a large number of shares of our Common Stock in the market. In addition, if our significant stockholders sell a large number of shares, or if we issue a large number of shares, the market price of our Common Stock could decline. Any issuance of additional Common Stock, or Common Stock equivalents by us would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount to the then-current trading price of our Common Stock. Moreover, the perception in the public market that stockholders may sell shares of our stock or that we may issue additional shares of Common Stock could depress the market for our shares and make it more difficult for us to sell equity securities at any time in the future if at all.

We may issue additional shares of Common Stock and/or preferred stock without stockholder approval, which would dilute the current holders of our Common Stock. In addition, the exercise or conversion of securities that may be granted in the future would further dilute holders of our Common Stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common and preferred Stock. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our Common Stock. These issuances would dilute our stockholders' ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock.

The rights of the holders of our Common Stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our Board of Directors the right to create one or more new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interests of the holders of our common stock. Preferred stock, which could be issued with the right to more than one vote per share, would dilute the rights of our common stockholders and could be used to discourage, delay or prevent a change of control of our company, which could materially adversely affect the price of our common stock. The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share, however no preferred shares have been designated by the Company as of December 9, 2020.

Our Common Stock may be subject to the "penny stock" rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 3a51-1 under the Exchange Act establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board of Directors, subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

USE OF PROCEEDS

This prospectus relates to Shares that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds upon the sale of Shares by the Selling Stockholders in this offering. See "Plan of Distribution" elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to the Selling Securityholders in the Private Placements.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB commencing upon the effectiveness of our registration statement of which this prospectus is a part. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB. There can be no assurance as to whether such market maker's application will be accepted by FINRA nor can we estimate the time period that will be required for the application process to be completed. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity

The Selling Stockholders will determine at what price they may sell the offered Shares (if any), and such sales may be made at prevailing market prices, or at privately negotiated prices.

THE PRIVATE PLACEMENTS AND SHARE EXCHANGE

On February 26, 2020, we completed a private placement to non-U.S. persons for the sale of 205,000 shares of our common stock at a price of

$2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500. No fees or other costs, other than nominal legal costs, were incurred in connection with the Private Placement.

Of the 205,000 shares of common stock sold, 121,000 shares were sold for a total purchase price of $302,500 prior to December 31, 2019. During January and February 2020, the remaining 84,000 shares were sold for a total purchase price of $210,000. The proceeds from the Private Placement were used for general operating purposes.

In November 2020, we completed a private placement to two non-U.S. persons for the sale of 40,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $100,000. No other fees or costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to one U.S. persons for the sale of 600,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,500,000. In addition, pursuant to the terms of (i) the purchase agreement we were required to issue 54,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder and (ii) finder's agreement we issued 250,000 shares to a U.S. finder. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In December 2020, we completed a private placement to one U.S. person for the sale of 400,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,000,000. In addition, pursuant to the terms of a finder’s fee agreement we were required to issue 36,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder. In addition, the investor entered into a board advisory consulting agreement on November 25, 2020 which calls for the investor to receive 250,000 shares of the Company’s common stock as compensation for providing board advisory consulting services.

Effective March 18, 2020, Dito entered into a Share Exchange Agreements (the "Exchange Agreement") with each of the shareholders in Dito UK to acquire all of the outstanding ordinary shares of Dito UK. The Exchange Agreements provided for each outstanding ordinary share of Dito UK to be effectively converted into 25 shares of common stock of Dito. All of the Dito shares were issued to non-U.S. persons pursuant to Rule 903 of Regulation S. As a result, Dito UK became a wholly-owned subsidiary of Dito.

In connection with the Share Exchange Agreements, each of the shareholders also entered into a lock-up agreement with us which prohibits the sale of the shares prior to the twelfth (12th) month from the date our shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. We have consented to waive the lock-up provision to allow the Selling Stockholders to sell a portion of our shares and we are filing this prospectus and registration statement to facilitate such sale.

CONSULTING AGREEMENT

On August 3, 2020, the Company issued an aggregate of 2,000,000 shares of common stock valued at $2.50 per share to various parties in connection with the entry into a Consulting Agreement with Montrose Capital Partners Limited, a corporation formed under the laws of the United Kingdom. Pursuant to the terms of the Consulting Agreement, the shares of common stock issued thereunder are subject to a lock-up agreement prohibiting the sale of such shares prior to the twelfth (12th) month from the date our shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

On October 21, 2020, the Company entered into an agreement with a consultant to serve as a board advisory.  The term of the agreement is for one year and may be renewed at the end of the term.  Compensation consists of the following stock grants: 50,000 shares of the Company's common stock within seven days of the execution of the agreement; 50,000 shares of the Company's common stock upon the listing of the Company's stock with OTC Markets; and 100,000 shares of the Company common stock at each of the following three renewal periods, if the agreement is renewed. The consultant is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

On November 6, 2020, the Company entered into an agreement with a consultant to serve as a board advisory.  The term of the agreement is for one year and may be renewed at the end of the term.  Compensation consists of the following stock grants: 50,000 shares of the Company's common stock within seven days of the execution of the agreement; 50,000 shares of the Company's common stock six months after the date of the agreement; 50,000 shares of the Company's common stock upon the first renewal of the agreement and 50,000 shares of the Company's common stock six months after the first renewal; and, 100,000 shares of the Company common stock at each of the following two renewal periods, if the agreement is renewed.  The consultant is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

On November 25, 2020, the Company entered into an agreement with a consultant to serve as a board advisory.  The term of the agreement is for one year and may be renewed at the end of the term.  Compensation consists of a grant of 250,000 shares of the Company’s common stock.  The consultant is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.  In addition, in December 2020, the consultant purchased 400,000 shares of the Company’s common stock in a private placement at $2.50 per share, for a total investment of $1,000,000, as described in greater detail above.

On November 30, 2020, the Company entered into a finder’s fee agreement with a FINRA registered broker dealer (the “Broker”) to identify and introduce the Company to accredited investors.   The Company will pay the Broker a cash fee equal to nine percent (9.0%) of the total purchase price paid by investors introduced to the Company by the Broker, and warrants to purchase nine percent (9.0%) of the total number of shares or options shares purchased by an investor at an exercise price of $2.50 per share, with an expiration date 5 years from the date of issuance.  One such investor was identified and made an investment of $1,000,000 in the Company resulting in the payment of a $90,000 cash fee to the Broker and the issuance of 36,000 warrants pursuant to the finder’s fee agreement.   In addition, the Company agreed to pay the Broker additional compensation in the form of two hundred fifty thousand (250,000) restricted shares of the Company’s common stock if and when the Broker has introduced investors to the Company who have purchased from the Company additional securities of at least $2,000,000.

SELLING STOCKHOLDERS

As of December 9, 2020, we had 28,367,525 shares of common stock issued and outstanding of which 17,750,526 shares of common stock remain subject to the lock-up agreement in connection with the Share Exchange and the Consulting Agreement. This prospectus covers the possible resale by the Selling Stockholders identified below, or its transferee(s), of a total of 10,706,999 shares of common stock. The Selling Stockholders may, from time to time, offer and sell pursuant to this prospectus the Shares that we have sold to them indicated below. The Selling Stockholders may sell some, all or none of their Shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table sets forth the name of each person who is offering for resale the Shares covered by this prospectus, the beneficial ownership of each such Selling Securityholder, the number of Shares that may be sold in this offering and the number of Shares each will own after the offering, assuming they sell all of the Shares offered. The term "Selling Securityholder" includes the securityholders listed below and their transferees. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, Common Stock subject to convertible notes, warrants, options and other convertible securities held by that person that are currently convertible or exercisable, or convertible or exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The table is based on our internal corporate records.

The following table sets forth the number of shares of the common stock beneficially owned by the Selling Stockholders as of December 9, 2020. The percentage of beneficial ownership is based on 28,457,525 shares of our common stock outstanding as of December 9, 2020.

Selling Stockholder	Beneficial Ownership Prior to the Sale of all Shares Covered by this Prospectus	Percentage of Beneficial Ownership Prior to the Sale of all Shares Covered by this Prospectus*	Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus	Beneficial Ownership After the Sale of all Shares Covered by this Prospectus(1)	Percentage of Beneficial Ownership After the Sale of all Shares Covered by this Prospectus*

Andrew Eggleston(2)	464,025	1.631%	153,128	310,897	1.751%
Keith Gardner(3)	38,750	0.136%	12,788	25,962	0.146%
Benjamin Jones(4)	6,250	0.022%	2,063	4,187	0.024%

Claudio Santini(5)	922,125	3.240%	304,301	617,824	3.481%
Julian Parge(6)	100,000	0.351%	33,000	67,000	0.377%
Balmoral Asset Management Limited(7)	1,071,900	3.767%	353,727	718,173	4.046%
Keeill Limited(8)	272,475	0.957%	89,917	182,558	1.028%
Marcel Kars(9)	1,047,550	3.681%	345,692	701,858	3.954%
Marianne Thoumsin(10)	974,475	3.424%	321,577	652,898	3.678%
Sompassate Traore(11)	999,075	3.511%	329,695	669,380	3.771%
Mikhail Churkin(12)	1,096,275	3.852%	361,771	734,504	4.138%
Martin Hughes(13)	327,125	1.150%	107,951	219,174	1.235%
Crescent 4 Limited(14)	108,925	0.383%	35,945	72,980	0.411%
Helios G20 Fund Limited(15)	54,625	0.192%	18,026	36,599	0.206%
Celestine Hughes(16)	327,125	1.150%	107,951	219,174	1.235%
Numis Securities Limited(17)	545,300	1.916%	179,949	365,351	2.058%
Mark N. Tompkins(18)	1,854,000	6.515%	625,220	1,228,780	6.922%
Ian Jacobs(19)	150,000	0.527%	49,500	100,500	0.566%
Sichenzia Ross Ference LLP(20)	12,000	0.042%	3,960	8,040	0.045%
Barrett S. DiPaolo(21)	4,000	0.014%	1,320	2,680	0.015%
Fairfax Capital BV(22)	2,437,950	8.567%	804,524	1,633,426	9.202%
Epsilon Investments PTE(23)	6,706,425	23.566%	2,213,120	4,493,305	25.314%
Shelby Holdings Limited(24)	1,308,450	4.598%	431,789	876,661	4.939%
Jason Drummond(25)	5,684,500	19.975%	1,875,885	3,808,615	21.456%
Heng Hong Investment Limited	6,000	0.021%	6,000	-	-
HCB Consulting Ltd.	10,000	0.035%	10,000	-	-
Blue Atlas Investment Holding Limited	87,200	0.306%	87,200	-	-

Deganstone Trading Corp.	8,000	0.028%	8,000	-	-
Devad Seferovic	10,000	0.035%	10,000	-	-
GM Holding Inc.	53,000	0.186%	53,000	-	-
Charles Ryan	4,000	0.014%	4,000	-	-
Hawkstone Holdings Ltd.	18,000	0.063%	18,000	-	-
John Robinson	1,000	0.004%	1,000	-	-
Jamie Leonard	2,000	0.007%	2,000	-	-
The Stone Hedge Ltd.	8,000	0.028%	8,000	-	-
Vanessa Ilsley	1,000	0.004%	1,000	-	-
Edward Johnson	16,000	0.056%	16,000	-	-
Simona Sorrentino	10,000	0.035%	10,000	-	-
L.V. Continuum & Co.	20,000	0.070%	20,000	-	-
John Cummins (26)	50,000	0.176%	50,000	-	-
Oliver Willett(27)	50,000	0.176%	50,000	-	-
One44 Capital LLC	600,000	2.108%	600,000	-	-
Katalyst Securities LLC(28)	45,000	0.158%	45,0000
EFD Capital Inc.(29)	9,000	0.032%	9,000
Michael A. Silverman(30)	250,000	0.879%	250,000
Ernest W. Moody Revocable Trust dated 1/14/09(31)	650,000	2.284%	650,000
Janssen Partners, Inc.(32)	36,000	0.127%	36,000
TOTAL	28,457,525	100%	10,706,999	17,750,526	100%

*Includes and assumes the issuance of (i) 45,000 shares of common stock issuable to Katalyst Securities LLC upon the exercise of warrants, (ii) 9,000 shares of common stock issuable to EFD Capital Inc. upon the exercise of warrants and (iii) 36,000 shares of common stock issuable to Janssen Partners, Inc. upon the exercise of warrants.

(1) Because the Selling Securityholders identified in this table may sell some, all or none of the shares owned by them that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders at the time of this registration statement. Therefore, unless otherwise noted, we have assumed for purposes of this table that the selling shareholders will sell all of the shares beneficially owned by them as of December 9, 2020.

(2) Mr. Eggleston is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Eggleston prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Eggleston to sell the 153,128 shares registered hereunder.

(3) Mr. Gardner is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Gardner prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Gardner to sell the 12,788 shares registered hereunder.

(4) Mr. Jones is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Jones prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Jones to sell the 2,063 shares registered hereunder.

(5) Mr. Santini is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Santini prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Santini to sell the 304,301 shares registered hereunder.

(6) Mr. Parge is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Parge prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Parge to sell the 33,000 shares registered hereunder.

(7) Balmoral Asset Management Limited is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Balmoral Asset Management Limited prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Balmoral Asset Management Limited to sell the 353,727 shares registered hereunder.

(8) Keeill Limited is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Keeill Limited prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Keeill Limited to sell the 89,917 shares registered hereunder.

(9) Mr. Kars is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Kars prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Kars to sell the 345,692 shares registered hereunder.

(10) Ms. Thoumsin is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Ms. Thoumsin prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Ms. Thoumsin to sell the 321,577 shares registered hereunder.

(11) Mr. Traore is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Traore prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Traore to sell the 329,695 shares registered hereunder.

(12) Mr. Churkin is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Churkin prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Churkin to sell the 361,771 shares registered hereunder.

(13) Mr. Hughes is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Mr. Hughes prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Mr. Hughes to sell the 107,952 shares registered hereunder.

(14) Crescent 4 Limited is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Crescent 4 Limited prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Crescent 4 Limited to sell the 35,945 shares registered hereunder.

(15) Helios G20 Fund Limited is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Helios G20 Fund Limited prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Helios G20 Fund Limited to sell the 18,026 shares registered hereunder.

(16) Ms. Hughes is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Ms. Hughes prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Ms. Hughes to sell the 107,951 shares registered hereunder.

(17) Numis Securities Limited is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Numis Securities Limited prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Numis Securities Limited to sell the 179,949 shares registered hereunder.

(18) Mr. Tompkins is subject to a contractual lock up provision pursuant to the Consulting Agreement. The Consulting Agreement prohibits the sale of the shares held by Mr. Tompkins prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(19) Mr. Jacobs is subject to a contractual lock up provision pursuant to the Consulting Agreement. The Consulting Agreement prohibits the sale of the shares held by Mr. Jacobs prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(20) Sichenzia Ross Ference LLP is subject to a contractual lock up provision pursuant to the Consulting Agreement. The Consulting Agreement prohibits the sale of the shares held by Sichenzia Ross Ference LLP prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(21) Mr. DiPaolo is subject to a contractual lock up provision pursuant to the Consulting Agreement. The Consulting Agreement prohibits the sale of the shares held by Mr. DiPaolo prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(22) Fairfax Capital BV is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Fairfax Capital BV prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market. However, the Company has provided its consent to allow Fairfax Capital BV to sell the 804,524 shares registered hereunder.

(23) Epsilon Investments PTE is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Epsilon Investments PTE prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(24) Shelby Holdings Limited is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share Exchange Agreement prohibits the sale of the shares held by Shelby Holdings Limited prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(25) Mr. Drummond is subject to a contractual lock up provision pursuant to the Share Exchange Agreement. The Share  Exchange Agreement prohibits the sale of the shares held by Mr. Drummond prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(26) Mr. Cummins is subject to a contractual lock up provision. Mr. Cummins is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(27) Mr. Willett is subject to a contractual lock up provision. Mr. Willet is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(28) Katalyst Securities LLC  has 45,000 shares acquirable upon exercise of warrants at $2.50 until November 30, 2025.

(29)   EFD Capital Inc.  has 9,000 shares acquirable upon exercise of warrants at $2.50 until November 30, 2025.

(30)  Mr. Silverman is subject to a contractual lock up provision pursuant to the Finder’s Fee Agreement. The Finder’s Fee Agreement prohibits the sale of the shares held by Mr. Silverman prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

(31) Of the 650,000 shares, the Ernest W. Moody Revocable Trust dated 1/14/09 is subject to a contractual lock up provision pursuant to the Consulting Agreement and Share Purchase Agreement. The Consulting Agreement prohibits the sale of 250,000 shares held by Ernest W. Moody Revocable Trust dated 1/14/09 prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.  The Share Purchase Agreement prohibits the sale of 400,000 shares held by Ernest W. Moody Revocable Trust dated 1/14/09 prior to the nineth (90th) day from the closing date of the share purchase.

(32) Janssen Partners, Inc.  has 36,000 shares acquirable upon exercise of warrants at $2.50 until December 2, 2025.

PLAN OF DISTRIBUTION

We are registering the Shares previously issued to the Selling Stockholders to permit the resale of these Shares by the Selling Stockholders from time to time after the effective date of this registration statement, of which this prospectus forms a part. The Selling Stockholders may be deemed "underwriters," within the meaning of the Securities Act.

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by FINRA nor can we estimate the time period that will be required for the application process to be completed. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

The Selling Stockholders, or their pledges, donees, transferees, or any of its successors in interest selling Shares received from the Selling Stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  short sales;
  through the distribution of the common stock by any Selling Stockholders to their partners, members or stockholders;
  through one or more underwritten offerings on a firm commitment or best efforts basis;
  sales pursuant to Rule 144;
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The Selling Stockholders may also transfer the Shares by gift. The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of the Shares at a stipulated price per security. If the broker-dealer is unable to sell the Shares acting as agent for the Selling Stockholders, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the Shares are covered by this prospectus.

If the Selling Stockholders effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such shares.

In addition, the Selling Stockholders may, from time to time, sell the Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares estimated to be $82,400 in total. Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the section of this prospectus titled "Summary Selected Financial Information" and the Company's consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

As a result of the transaction with GameTech UK Limited as described elsewhere in this prospectus, the Company is now a mobile games developer and publisher with offices in London and New York.

The Company's activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. The Company has not yet commenced any revenue-generating operations, does not have positive cash flows from operations, and is dependent on periodic infusions of equity capital to fund its operating requirements.

Background and Basis of Presentation

Dito, Inc. was incorporated in the State of Delaware on July 23, 2019. Effective as of March 18, 2020, Dito, Inc. completed a Share Exchange Agreement (the "Exchange Agreement") to acquire all of the outstanding ordinary shares of Dito UK Limited that provided for each outstanding ordinary share of Dito UK Limited to be effectively converted into 25 shares of common stock of Dito, Inc. As a result, Dito UK Limited became a wholly-owned subsidiary of Dito, Inc. in a recapitalization transaction, as described below. Dito UK Limited was originally formed on November 3, 2017 in the United Kingdom for the purpose of software development.

For financial reporting purposes, the Exchange Agreement was accounted for as a combination of entities under common control (the "Combination"), as Dito, Inc was formed by Dito UK Limited, with the objective of Dito UK Limited becoming a wholly-owned subsidiary of Dito, Inc., and the resultant parent company being domiciled in the United States. As a result of the Combination, the former stockholders of Dito UK Limited became the controlling shareholders of Dito, Inc., and the Dito UK Limited management and board members became the management and board members of Dito, Inc.

Accordingly, the consolidated financial statements presented herein for all periods are based on the historical financial statements of each of Dito, Inc. and Dito UK Limited. The stockholders' equity section of the Dito, Inc. balance sheet has been retroactively restated for all periods presented to reflect the accounting effect of the Combination. The net loss per share and weighted average common shares outstanding information presented herein also reflects this retroactive restatement for all periods presented. All costs associated with the Combination were charged to operations as incurred.

Going Concern

The Company's consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has had no operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows.

During the year ended December 31, 2019, the Company incurred a net loss of $636,033, utilized cash in operating activities of $431,165, and had an accumulated deficit of $754,376 as of December 31, 2019. During the nine months ended September 30, 2020, the Company incurred a net loss of $5,890,175, utilized cash in operating activities of $542,102, and had an accumulated deficit of $6,644,551 as of September 30, 2020.  The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

At December 31, 2019, the Company had cash of $320,402, which included $302,500 from the sale of common stock in December 2019. Subsequently, in January and February 2020, the Company raised an additional $210,000 from the sale of common stock, bringing the total amount raised in this equity financing to $512,500. At September 30, 2020, the Company had cash of $2,249. The Company has limited  cash resources to fund its operations and will therefore need to raise additional funds in the short-term. The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company's business to the point at which it can become commercially viable and self-sustaining. However, there can be no assurances that the Company will be successful in this regard.

As a result, management has concluded that there is substantial doubt about the Company's ability to continue as a going concern within one year of the date that the accompanying consolidated financial statements are issued. In addition, the Company's independent registered public accounting firm, in their report on the Company's consolidated financial statements for the year ended December 31, 2019, has also expressed substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company's business during the remainder of 2020 and thereafter will be dependent on many factors, including the capital resources available to the Company. No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company's business to a level that is commercially viable and self-sustaining. There is also significant uncertainty as to the effect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company's ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to its technology, or to discontinue its operations entirely.

Concentration of Risk

The Company may periodically contract with consultants and vendors to provide services related to the Company's business development activities. Agreements for these services may be for a specific time period or for a specific project or task. The Company did not have any such formal agreements at September 30, 2020 or December 31, 2019.

Costs and expenses incurred that represented 10% or more of general and administrative costs for the nine months ended September 30, 2020 consisted of stock compensation expense representing approximately 92% of total general and administrative costs for that period.

Critical Accounting Policies and Estimates

The following discussion and analysis of financial condition and results of operations is based upon the Company's consolidated financial statements for the years ended December 31, 2019 and 2018 and for the nine months ended September 30, 2020 and 2019 presented elsewhere in this prospectus, which have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Certain accounting policies and estimates are particularly important to the understanding of the Company's financial position and results of operations and require the application of significant judgment by management or can be materially affected by changes from period to period in economic factors or conditions that are outside of the Company's control. As a result, these issues are subject to an inherent degree of uncertainty. In applying these policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on the Company's historical operations, the future business plans and the projected financial results, the  terms of existing contracts, trends in the industry, and information available from other outside sources. For a more complete description of the Company's significant accounting policies, see Note 2 to the consolidated financial statements.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes. Accordingly, the Company recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Alternatively, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

Dito US is subject to U.S. federal income taxes and income taxes of the State of New York. The Company's operations in the United States through September 30, 2020 were nominal.

Dito UK is subject to taxation in the United Kingdom. As a foreign corporation, Dito UK is not consolidated with Dito US in the Company's U.S. federal tax filings.

As the Company's net operating losses in the respective jurisdictions in which it operates have yet to be utilized, all previous tax years remain open to examination by the taxing authorities in which the Company currently operates. The Company had no unrecognized tax benefits as of  September 30, 2020 or December 31, 2019 and does not anticipate any material amount of unrecognized tax benefits within the next 12 months.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP. The tax effects of a position are recognized only if it is "more-likely-than-not" to be sustained by the taxing authority as of the reporting date. If the tax position  is not considered "more-likely-than-not" to be sustained, then no benefits of the position are recognized. As of September 30, 2020, the Company had not recorded any liability for uncertain tax positions. In subsequent periods, any interest and penalties related to uncertain tax positions will be recognized as a component of income tax expense.

Stock-Based Compensation

The Company issues common stock and intends to issue stock options to officers, directors and consultants for services rendered. Options will vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

The fair value of stock options granted as stock-based compensation will be determined utilizing the Black-Scholes option-pricing model, and can be affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock. Estimated volatility will be based on the historical volatility of the Company's common stock over an appropriate calculation period, or, if not available, by reference to the volatility of a representative sample of comparable public companies. The risk-free interest rate will be based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of the common stock will be determined by reference to the quoted market price of the Company's common stock on the grant date, or, if not available, by reference to an appropriate alternative valuation methodology.

The Company will recognize the fair value of stock-based compensation awards in general and administrative costs or in software development costs, as appropriate, in the Company's consolidated statements of operations. The Company will issue new shares of common stock to satisfy stock option exercises.

As of September 30, 2020 and December 31, 2019, the Company did not have any outstanding stock options.

Comprehensive Income (Loss)

Comprehensive income or loss is defined as the change in equity during a period from transactions and other events and circumstances from non- owner sources. Components of comprehensive income or loss, including net income or loss, unrealized gains or losses on available-for-sale securities, unrealized gains or losses on other financial investments, unrealized gains or losses on pension and retirement benefit plans, and foreign currency translation adjustments, are reported in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss) are reported net of any related tax effect to arrive at comprehensive income (loss). The Company's comprehensive income (loss) for the years ended December 31, 2019 and 2018 and for the nine months ended September 30, 2020 and 2019 consists of foreign currency translation adjustments.

Software Development Costs

Due to the significant uncertainty with respect to the successful development of commercially viable products based on Company's development efforts, all software development costs incurred with respect to the Company's mobile gaming platform are charged to operations as incurred.

Intellectual Property

Intellectual property, consisting of software, is recorded at cost. Amortization of intellectual property is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes amortization of intellectual property in software development costs in the Company's consolidated statement of operations.

Foreign Currency

The accompanying consolidated financial statements are presented in United States dollars ("USD"). The functional currency of Dito UK, the Company's foreign subsidiary, is the British Pound ("GBP"), the local currency in the United Kingdom. Accordingly, assets and liabilities of the foreign subsidiary are translated at the current exchange rate at the end of the period, and revenues and expenses are translated at average exchange rates during the years ended December 31, 2019 and 2018, and the nine months ended September 30, 2020 and 2019. The resulting translation adjustments are recorded as a component of shareholders' equity (deficiency). Gains and losses from foreign currency transactions are included in net income (loss).

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts and notes receivables. ASU 2016-13 will replace the current "incurred loss" approach with an "expected loss" model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the provisions of ASU 2016-13 as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which ASU 2016-13 is effective. As small business filer, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022. Management is currently in the process of assessing the impact of adopting ASU-2016-13 on the Company's financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity ("ASU 2020-06). ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP.  Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in  an entity's own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for  fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier  than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Management has not yet evaluated the effect that the adoption of ASU 2020-06 will have on the Company's consolidated financial statement presentation or disclosures subsequent to its adoption.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission, did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements and related disclosures.

Plan of Operation

The Company specializes in the rapidly growing financial, gaming and entertainment sectors. Once development is complete, the Company intends to license its software platform to mobile gaming operators and developers to enable rapid development of new games.

Results of Operations

At September 30, 2020 and December 31, 2019, the Company had not yet commenced any revenue-generating operations, did not have any positive cash flows from operations, and was dependent on its ability to raise equity capital to fund its operating requirements.

Operating Expenses

The Company generally recognizes operating costs and expenses as they are incurred in two general categories, software development costs and expenses and general and administrative costs and expenses. The Company's operating costs and expenses also include non-cash components related to depreciation and amortization of property and equipment, and intellectual property, which are allocated, as appropriate, to software development costs and expenses and general and administrative costs and expenses.

Software development costs and expenses consist primarily of fees paid to consultants and amortization of intellectual property. Management expects software costs and expenses to increase in the future as the Company increases its efforts to develop technology for potential future products based on its technology and research.

General and administrative costs and expenses consist of fees for directors and officers, and their affiliates, as well as legal and other professional fees, depreciation and amortization of property and equipment, lease and rent expense, and other general corporate expenses. Management  expects general and administrative costs and expenses to increase in future periods as the Company adds personnel and incurs additional costs related to its operation as a public company, including higher legal, accounting, insurance, compliance, compensation and other costs.

Years Ended December 31, 2019 and 2018

The Company's consolidated statements of operations for the years ended December 31, 2019 and 2018, as discussed herein, are presented below.

	Years Ended December 31,
	2019	2018

Revenues	$-	$-

Costs and expenses:
Software development	163,786	45,102
General and administrative:
Officers, directors, affiliates, and other related parties	289,823	45,774
Others	174,989	22,818
Total costs and expenses	628,598	113,694
Loss from operations	(628,598)	(113,694)
Other income (expense):
Interest expense	(7,958)	(4,649)
Foreign currency gain	523	-
Total other expense, net	(7,435)	(4,649)
Net loss	(636,033)	(118,343)
Foreign currency translation adjustment	(2,522)	5,288
Comprehensive loss	$(638,555)	$(113,055)

Net loss per common share - basic and diluted	$(0.04)	$(0.55)

Weighted average common shares outstanding - basic and diluted	15,514,647	216,199

Revenues. The Company did not have any revenues for the years ended December 31, 2019 and 2018.

Software Development Costs and Expenses. For the year ended December 31, 2019, software development costs and expenses were $163,786, which consisted of development costs paid to contractors of $102,981 and amortization of intellectual property of $60,805.

For the year ended December 31, 2018, software development costs and expenses were $45,102, which consisted of development costs paid to contractors of $18,622 and amortization of intellectual property of $26,480.

Software development costs and expenses increased by $118,684 or 263.1% in 2019 as compared to 2018, primarily as a result of increases in development costs paid to contractors of $84,359 and amortization of intellectual property of $34,325.

General and Administrative Costs and Expenses. For the year ended December 31, 2019, general and administrative costs and expenses were

$464,812, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $289,823, legal and accounting fees to non-related parties of $92,898, depreciation and amortization of property and equipment of $6,590, lease and rent expense of $46,824, and other operating costs of $28,677.

For the year ended December 31, 2018, general and administrative costs and expenses were $68,592, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $45,774, legal and accounting fees to non-related parties of $12,646, depreciation and amortization of property and equipment of $2,197, lease and rent expense of $3,738, and other operating costs of $4,237.

General and administrative costs increased by $396,220 or 577.6% in 2019 as compared to 2018, primarily as a result of increases in director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $244,049, legal and accounting fees to non-related parties of $80,252, depreciation and amortization of property and equipment of $4,393, lease and rent expense of $43,086, and other operating costs of $24,440.

Interest Expense. For the year ended December 31, 2019, the Company had interest expense of $7,958, as compared to interest expense of $4,649 for the year ended December 31, 2018, primarily as a result of notes payable to related parties that were executed in August and October 2018 that were converted into the Company's common stock in May 2019.

Foreign Currency Gain (Loss). For the year ended December 31, 2019, the Company had a foreign currency gain of $523, as a result of borrowings made in GBP by the Company's UK subsidiary that were denominated in USD. The Company did not have a foreign currency gain or loss for the year ended December 31, 2018.

Net Loss. For the year ended December 31, 2019, the Company incurred a net loss of $636,033, as compared to a net loss of $118,343 for the year ended December 31, 2018.

Foreign Currency Translation Adjustment. For the year ended December 31, 2019, the Company had a foreign currency translation adjustment of

$(2,522), as compared to a foreign currency translation adjustment of $5,288 for the year ended December 31, 2018. The foreign currency translation adjustment is a result of fluctuations between the GBP, the functional currency of the Company's UK subsidiary, and the USD, the reporting currency of the Company.

Comprehensive Loss. For the year ended December 31, 2019, the Company incurred a comprehensive loss of $638,555, as compared to a comprehensive loss of $113,055 for the year ended December 31, 2018.

Nine Months Ended September 30, 2020 and 2019

The Company's condensed consolidated statements of operations for the nine months ended September 30, 2020 and 2019, as discussed herein, are presented below.

	Nine Months Ended
	September 30,
	2020	2019

Revenues	$-	$-

Costs and expenses:
Software development	50,208	148,128
General and administrative:
Officers, directors, affiliates, and other related parties	371,111	156,023
Others	5,450,015	99,194
Total costs and expenses	5,871,334	403,345
Loss from operations	(5,871,334)	(403,345)
Other income (expense):
Interest expense	(3,482)	(7,329)
Interest expense subsidy	465	-
Foreign currency loss	(15,824)	-
Total other expense, net	(18,841)	(7,448)
Net loss	(5,890,175)	(410,674)
Foreign currency translation adjustment	4,682	(1,216)
Comprehensive loss	$(5,894,857)	$(409,458)

Net loss per common share - basic and diluted	$(0.23)	$(0.03)

Weighted average common shares outstanding - basic and diluted	25,711,523	12,646,835

Revenues. The Company did not have any revenues for the nine months ended September 30, 2020 and 2019.

Software Development Costs and Expenses. For the nine months ended September 30, 2020, software development costs and expenses were $50,208, which consisted of development costs paid to contractors of $4,829 and amortization of intellectual property of $45,379.

For the nine months ended September 30, 2019, software development costs and expenses were $148,128, which consisted of development costs paid to contractors of $102,664 and amortization of intellectual property of $45,464.

Software development costs and expenses decreased by $97,920 or 66% in 2020 as compared to 2019, primarily as a result of decreases in development costs paid to contractors of $97,835.

General and Administrative Costs and Expenses. For the nine months ended September 30, 2020, general and administrative costs and expenses were $5,821,126, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $371,111, stock compensation of $5,000,000, legal and accounting fees of $371,185, depreciation and amortization of property and equipment of $5,615, lease and rent expense of $26,008, and other operating costs of $47,207.

For the nine months ended September 30, 2019, general and administrative costs and expenses were $255,217, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $156,023, legal and accounting fees to non-related parties of $32,330, depreciation and amortization of property and equipment of $4,826, lease and rent expense of $34,440, and other operating costs of $27,598.

General and administrative costs increased by $5,565,909 or 2,281% in 2020 as compared to 2019, primarily as a result of increases in director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $215,088, increase in stock compensation of $5,000,000, legal and accounting fees to non-related parties of $338,855, depreciation and amortization of property and equipment of $789, and other operating costs of $19,609, and a decrease in lease and rent expense of $8,432.

Interest Expense. For the nine months ended September 30, 2020, the Company had interest expense of $3,482, as compared to interest expense of $7,329 for the nine months ended September 30, 2019, primarily as a result of notes payable to related parties that were executed in August and October 2018 and that were converted into the Company's common stock in May 2019.

Interest Expense Subsidy. For the nine months ended September 30, 2020, the Company had an interest expense subsidy of $465 as a result of the Company's unsecured loan of $60,600 (equivalent to 47,600£) with Metro Bank PLC made pursuant to the Bounce Bank Loan Scheme managed by the British Business Bank on behalf of, and with the financial backing of, The Secretary of State for Business, Energy and Industrial Strategy of the Government of the United Kingdom that was entered into on June 9, 2020. The Company did not have an interest expense subsidy for the nine months ended September 30, 2019.

Foreign Currency Gain (Loss). For the nine months ended September 30, 2020, the Company had a foreign currency loss of $15,824, as a result of borrowings made in GBP by the Company's UK subsidiary that were denominated in USD.  The Company did not have a foreign currency gain or loss for the nine months ended September 30, 2019.

Net Loss. For the nine months ended September 30, 2020, the Company incurred a net loss of $5,890,175, as compared to a net loss of $410,674 for the nine months ended September 30, 2019.

Foreign Currency Translation Adjustment. For the nine months ended September 30, 2020, the Company had a foreign currency translation adjustment of $4,682, as compared to a foreign currency translation adjustment of $(1,216) for the nine months ended September 30, 2019.  The foreign currency translation adjustment is a result of fluctuations between the GBP, the functional currency of the Company's UK subsidiary, and the USD, the reporting currency of the Company.

Comprehensive Loss. For the nine months ended September 30, 2020, the Company incurred a comprehensive loss of $5,894,857, as compared to a comprehensive loss of $409,458 for the nine months ended September 30, 2019.

Liquidity and Capital Resources - September 30, 2020 and December 31, 2019

The Company's consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements, the Company has had no operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows.  The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

As a result, management has concluded that there is substantial doubt about the Company's ability to continue as a going concern within one year of the date that the consolidated financial statements are being issued.  In addition, the Company's independent registered public accounting firm, in their report on the Company's consolidated financial statements for the year ended December 31, 2019, has also expressed substantial doubt about the Company's ability to continue as a going concern (see "Going Concern" above).

The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability.  The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2019, the Company had working capital of $154,594, as compared to working capital of ($243,886) at December 31, 2018, reflecting an increase in working capital of $398,480 for the year ended December 31, 2019.  The increase in working capital during the year ended December 31, 2019 was primarily the result of proceeds from the sale of common stock of $567,721 and the conversion of notes payable to related parties into the Company's common stock, offset by working capital being utilized to fund the Company's ongoing operating expenses.

At September 30, 2020, the Company had a working capital of ($315,873), as compared to working capital of $154,594 at December 31, 2019, reflecting a decrease in working capital of $470,467 for the nine months ended September 30, 2020.  The decrease in working capital during the nine months ended September 30, 2020 was primarily the result of net proceeds from the sale of common stock of $270,500, proceeds from a note payable to bank of $60,623, offset by the repayment of a note payable to related party of $35,508 and working capital being utilized to fund the Company's ongoing operating expenses.

At December 31, 2019, the Company had cash of $320,402, reflecting cash of $302,500 from the sale of common stock in December 2019.  At September 30, 2020, the Company had cash of $2,249, reflecting net proceeds from the sale of common stock of $270,500, proceeds from a note payable to bank of $60,623, offset by the repayment of a note payable to related party of $35,508 and working capital being utilized to fund the Company's ongoing operating expenses.

The Company has not yet generated any revenue from operations.  The Company estimates that its working capital requirements for the next twelve months to be approximately $1,200,000, or $100,000 per month.

The working capital budget will enable the Company to support the existing monthly operating cost of the Company currently approximately $40,000 per month, the monthly (and quarterly) accounting and U.S. securities filing costs estimated at $20,000 per month and a sales and marketing budget of $40,000 per month to engage in a sales and marketing campaign to sell licenses of the Company's software platform to third parties.

As of December 2, 2020, the Company successfully completed two private placements of 1,040,000 shares of its common stock for $2,600,000.  The Company believes that resulting working capital will be sufficient to fund the Company’s operations for the next twelve months.

Since acquiring the software platform, the Company has successfully carried out development to port the software platform from its former physical server dependencies and reliance on third parties for hardware management and deployment to a cloud-based platform where deployment is automated through the use of infrastructure as code. To make the Company's software platform work for B2B licensees, the Company has modified the software to enable remote management by system administrators of prospective licensees.  Previously, the platform was B2C-focused, with outsourced management and deployment.  As a result of this software development, the Company expects to be able to monetize its software platform by selling licenses to third parties.

The Company's ability to raise additional funds through equity or debt financings or other sources may depend on the stage of development of the software platform, the commercial success of the software, and financial, economic and market conditions and other factors, some of which are beyond the Company's control.  No assurance can be given that the Company will be successful in raising the required capital at reasonable cost and at the required times, or at all.  Further equity financings may have a dilutive effect on shareholders and any debt financing, if available, may require restrictions to be placed on the Company's future financing and operating activities.  If the Company requires additional capital and is unsuccessful in raising that capital, the Company may not be able to continue the development of its software platform and continue to advance its growth initiatives, or ultimately to be able to continue its business operations, which could adversely impact the Company's business, financial condition and results of operations.

Operating Activities

For the nine months ended September 30, 2020, operating activities utilized cash of $542,102, as compared to utilizing cash of $273,413 for the nine months ended September 30, 2019, to fund the Company's ongoing operating expenses.

For the year ended December 31, 2019, operating activities utilized cash of $431,165, as compared to utilizing cash of $64,585 for the year ended December 31, 2018, to fund the Company's ongoing operating expenses.

Investing Activities

For the nine months ended September 30, 2020, the Company's investing activities consisted of the acquisition of property and equipment of $5,266.  For the nine months ended September 30, 2019, the Company's investing activities consisted of the acquisition of property and equipment of $5,317 and proceeds from the sales of property and equipment of $4,185.

For the year ended December 31, 2019, the Company's investing activities consisted of the acquisition of property and equipment of $5,317 and proceeds from the sales of property and equipment of $4,198.  For the year ended December 31, 2018, the Company's investing activities consisted of payments in connection the GameTech transaction of $159,558.

Financing Activities

For the nine months ended September 30, 2020, the Company's financing activities consisted of proceeds from the private placement of 108,200 shares of common stock of $270,500, proceeds from a note payable to bank of $60,623, offset by the repayment of a note payable to related party of $35,508, and the repayment of $60,000 in connection with the cancellation of an investment in the private placement.  For the nine months ended September 30, 2019, the Company's financing activities consisted of proceeds from the sale of 7,424,350 shares of common stock of $209,614 and proceeds from a note payable to a related party of $19,023.

For the year ended December 31, 2019, the Company's financing activities consisted of proceeds from notes payable to related parties of $50,664, proceeds from the sale of 8,549,350 shares of common stock of $265,221, proceeds from the private placement of 121,000 shares of common stock of $302,500, and $60,000 from the sale of common stock in the private placement that was subsequently cancelled, with the funds returned to the investor on March 18, 2020.  For the year ended December 31, 2018, the Company's financing activities consisted of proceeds from notes payable to related parties of $300,966, and proceeds from the sale of 1,750,000 shares of common stock of $896.

Principal Commitments

Short-Term Operating Lease

The Company leases office facilities in New York, New York on a month-to-month basis at a cost of $142 per month.

Long-Term Operating Lease

The Company's wholly-owned subsidiary in the United Kingdom, Dito UK, leases office facilities in London, England.  The Company did not have any other leases with initial terms of 12 months or more at September 30, 2020 or December 31, 2019.

The monthly cash payment for this operating lease is approximately $4,010 per month, and the lease term ends on March 31, 2021.

The following schedule sets forth the current portion and long-term portion of operating lease liabilities as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019

Current portion	$22,805	$46,509
Long-term portion	-	11,627
Total lease liability	$22,805	$58,136

This operating lease had a remaining term of nine months as of September 30, 2020.  The following schedule sets forth the remaining annual future lease payments outstanding as of September 30, 2020:

2020 (Nine months ending December 31, 2020)	$11,524
2021	11,525
Total lease payments	23,049
Less amount representing imputed interest	(284)
22,765
Foreign currency adjustment	40
Present value of lease liabilities	$22,805

Contractual Commitments

The Company has retained Julian Parge as a consultant to Dito UK, at the request and under the sole discretion of Dito UK, at the rate of $1,549 (equivalent to 1,250£) per week up to a maximum of $77,456 (equivalent to 62,500£) per annum.

Off-Balance Sheet Arrangements

At September 30, 2020 and December 31, 2019, the Company did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Trends, Events and Uncertainties

Development of new software is, by its nature, unpredictable. Although the Company will undertake development efforts with commercially reasonable diligence, there can be no assurance that the Company's efforts to raise funds in the future will be sufficient to enable the Company to develop its technology to the extent needed to create future revenues to sustain operations as contemplated herein.

There can be no assurances that the Company's technology will be adopted or that the Company will ever achieve sustainable revenues sufficient to support its operations. Even if the Company is able to generate revenues, there can be no assurances that the Company will be able to achieve profitability or positive operating cash flows. There can be no assurances that the Company will be able to secure additional financing on acceptable terms or at all. If cash resources are insufficient to satisfy the Company's ongoing cash requirements, the Company would be required to scale back or discontinue its software development programs, or obtain funds, if available (although there can be no certainty), through strategic alliances that may require the Company to relinquish rights to certain of its potential products, or to curtail or discontinue its operations entirely.

Other than as discussed above and elsewhere in this prospectus, the Company is not currently aware of any trends, events or uncertainties that are likely to have a material effect on the Company's financial condition in the near term, although it is possible that new trends or events may develop in the future that could have a material effect on the Company's financial condition.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company's business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company's business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Other than as discussed above and elsewhere in this prospectus, the Company is not currently aware of any trends, events or uncertainties that are likely to have a material effect on the Company's financial condition in the near term, although it is possible that new trends or events may develop in the future that could have a material effect on the Company's financial condition.

BUSINESS

Business Overview

Dito is a business to business ("B2B") early stage software developer with offices in London and New York. We intend to license our software platform to mobile gaming operators and developers to enable rapid development of new games.

Dito was incorporated under the laws of the State of Delaware on July 23, 2019 under the name Dito, Inc., created for the purpose of the registration contemplated hereby, and became our holding company by way of a share-for-share exchange in which all of the existing shareholders of Dito UK Limited, an English corporation, company number 11047028 ("Dito UK"), exchanged their ordinary shares in Dito UK for shares of Common Stock in Dito, Inc.

Our registered office in the United States is located at 413 West 14th Street, New York, New York 10014, and our telephone number is +1 (347) 983-1227.

The Company's wholly-owned subsidiary, Dito UK, leases office facilities in London, England and is located at 184 Shepherds Bush Road, London, England W6 7NL.

All of our operations are currently conducted through our wholly owned subsidiary, Dito UK.

On August 10, 2018, the Company (through Dito UK) entered into an Asset Sale Agreement (the "Sale Agreement") with GameTech UK Limited ("GameTech") pursuant to a Court Order (the "Order") issued by the Joint Administrators of GameTech UK Limited (in administration) on May 29, 2018. GameTech's last full year of operations was the year ended December 31, 2016 and it had nominal revenues in such year. On May 11, 2017, administrators were appointed for GameTech and GameTech entered insolvency proceedings. Approximately fifteen months later, the administrators of GameTech entered into the Sale Agreement with the Company (through Dito UK).

The Company (through Dito UK) acquired the intellectual property assets of GameTech, a non-operational business in insolvency proceedings, consisting of gaming software and a related technology platform. The software was acquired under the expectation that it would require  significant modifications to be able to be utilized in the Company's anticipated business model, which is software licensing to mobile game operators and developers. Following the acquisition of Gametech's intellectual property assets out of receivership, Dito UK has made improvements to the core software platform. As a result, we have re-positioned ourselves as a B2B developer of gaming software which can power the games of B2C providers. The improvements we have made include the migration of the software from physical server dependencies to cloud based deployment (via Amazon Web Services) and removing the dependency on third-party applications and replacing them with AWS native alternatives. Our software also has the capability to allow games to be chained together, through a "state machine", which allows for a wider variety of games to be created on our software platform.

As a software developer (and not an operator), we believe we are not required to obtain licenses for our products. With our current software platform, all regulatory oversight and licensing responsibility falls to the B2C operator (Dito's customers). Companies who want to create games using Dito's core software platform are required to meet their own regulatory requirements (where applicable).

Our Strategy

Dito's core sales strategy will be focused on the licencing of our platform under a Platform as a Service (PaaS) model to third parties. The PaaS license is based on an installation fee and revenue share agreement. While we doe not currently have any such agreements in place, we anticipate that these agreements, once entered into, will generate revenue in three ways (i) clients would be charged an initial setup fee, (ii) clients will be charged monthly fees for use of the platform, and (iii) we would receive up to 50% of the gross gaming revenue.

Our Software Platform

Since acquiring the software platform we have successfully carried out development to port the software platform from its former physical server dependencies and reliance on third parties for hardware management and deployment, to a cloud-based platform where deployment is automated through the use of infrastructure as code. To make our software platform work for B2B licensees, we have modified the software to enable remote management by our licensees' system administrators. Previously, the platform was B2C-focused, with outsourced management and deployment. As a result of this software development Dito is now able to monetize its software platform by selling licences to third parties.

Our core software platform is entirely cloud-based and hosted on Amazon Web Services (AWS). This allows the software to be deployed in any AWS-supported region globally. These regions are currently spread over the following continents: North America, South America, Europe, Asia (including the Middle East) and Africa.

Dito has a mobile-centric development focus and we keep up to date on any significant changes in the mobile gaming sector and use this research to find ways to improve our software platform.

We prefer to use infrastructure as code using Terraform. This means that replicating the cloud-based deployment environment can be done in a matter of hours, as opposed to matter of weeks using older approaches. There are also significant advantages to Terraform beyond automation, such as infrastructure declaration, which makes learning the infrastructure a much faster and simpler process for developers.

In the software platform we have also included a management console which provides an administrative overview of all the data in the system, which is driven by MySQL tables as well as RabbitMQ messaging queues that drive the Java microservices. The management console also contains a live risk manager which allows B2C operators to detect and any suspicious traffic. Possible actions upon such detection include (for example), suspending a user or banning them. In addition, the management console also contains a kill switch to stop everything and display a custom message to any connected devices.

To provide an attractive B2B solution for gaming operators we have also focused on creating a software platform that features a comparatively low running cost for clients, relative to other options available in the market. The core product features proprietary inventions such as server- driven sentiment analysis and a server-driven certified Random Number Generator (RNG), which appeals to a broad market base of B2C clients.

Our software platform facilitates the development of:

Random Number Generator ("RNG") powered applications; and Sentiment-driven applications

RNG-powered applications

One of the platform's key features is its Random Number Generator engine. The RNG engine's algorithm uses the "Mersenne Twister" pseudorandom number generator.

Random number generators have applications in gambling, statistical sampling, cryptography, computer simulations and a variety of other use cases where producing an unpredictable result is desirable. In the case of gambling or playing a board game with dice, you can only generate a random numerical result by physically rolling the dice. However, you cannot do that in a virtual setting (playing a game online) without an RNG algorithm to produce a number that reflects the randomness of rolling real dice.

Any application that relies on the generation of a random number can be powered by our software. The Company's RNG engine uses complex algorithms that have been independently certified by an arms-length software expert confirming our RNG engine produces a number that is truly and completely random.

Our software platform allows third party developers to easily integrate their own gaming apps and to fully utilize our RNG engine.

Sentiment-driven applications

We have also created a sentiment engine that utilises data taken from live feeds on social media platforms such as Twitter, Instagram, and Facebook in order to generate a continuously changing score for celebrities. The feed can be passed through the RNG engine to create additional volatility. Our software allows a score to be presented to players based on the date gathered from the live feeds, and players can predict whether the score of a celebrity will be higher or lower in a specific time frame.

Marketing Features

Our software platform offers our clients the ability to access various third party and internally developed data analytics tools, which can be utilized to optimise their own digital marketing campaigns and reduce their customer acquisition costs in order to maximise their profitability.

Social media

The dominant advertising channels in social media are Facebook, Instagram, Twitter, and YouTube (Google), with modern apps like TikTok becoming increasingly important. Our software platform enables the use of third-party campaign management tools to target specific customer groups and optimise hundreds of individual marketing campaigns. There are a wide range of parameters which can be applied to any campaign, thus facilitating an almost limitless number of individual campaigns.

Search engines

Google is the global market leader among search engines. Paid search is powered by a mix of ads, both text and image-based, which are initiated through bidding on specific words and phrases that consumers are expected to search for. Advertisers can target specific groups, such as age, gender, and various other demographics, which are then shown ads within third party websites and apps utilising Google AdSense. Typically, this generates high quality and "relevant" traffic. Using our software platform Google ads can be easily managed and integrated into our client's frontend apps.

Intellectual Property

The Company has not filed for, nor does it own, patents related to its intellectual property. The Company has registered the following active trademarks:

NENX	DITO

Registered with: EUIPO	Registered with: EUIPO
Trademark number: 013036207	Trademark number: 013116397
Type: Word	Type: Word
Registration date: 18/11/2014	Registration date: 28/12/2016
Nice Classification: 9.41	Nice Classification: 9.41

The Company also owns the following domains: dito.com, gametech.com, nenx.com, hilo.games, hilo.casino, megastars.net, megastars.app, megastars.uk

Regulatory

We are an early stage software developer and our software platform provides third party gaming companies and gaming app developers with the tools to build high quality products. We do not create the games, sell the games or operate the games in any jurisdiction. As a B2B developer of software, we believe we are not subject to the regulations that may affect other companies in the iGaming industry who interact directly with retail customers (B2C) using the gaming software. If our clients wish to sell to produce games in a regulated market, they will need to have the necessary licenses and meet the regulations within their jurisdiction. We believe the responsibility of meeting local regulatory requirements (where applicable) rests with our clients.

Properties

The Company's address in New York is 413 West 14th Street, New York, New York 10014, and our telephone number is +1 (347) 983-1227. The Company's offices are rented under a month to month lease for approximately $142.00 per month.

The Company's wholly-owned subsidiary, Dito UK, leases office facilities in London, England and is located at 184 Shepherds Bush Road, London, England W6 7NL.

The Company did not have any other leases with initial terms of 12 months or more at December 31, 2019.

Employees

As an early stage software company, we currently have no employees or employment agreements with anyone. Our sole officer and director is a non-employee officer and director of the Company who works full time on Company matters.

Legal Proceedings

From time to time, the Company may become involved in litigation relating to claims arising out of its operations in the normal course of business. Currently there are no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve the Company which, in the opinion of the management of the Company, could reasonably be expected to have a material adverse effect on its business or financial condition.

MANAGEMENT

Executive Officers and Directors

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified or they have resigned. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

The following table sets forth the name, age and position of each of our executive officers, key employees and directors as of December 9, 2020.

Name	Age	Position(s)

Jason Drummond	51	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Jason Drummond - Chief Executive Officer, Chief Financial Officer, Secretary and Director

Mr. Jason Drummond has served as the CEO and director of Dito since our incorporation. Mr. Drummond has founded and built several Internet and tech businesses over his career. In addition, Mr. Drummond has, as CEO, led the initial public offering of nine of his companies on various European stock exchanges:

Founder, CEO and then Chairman of Equals Group PLC (FAIRFX PLC) between November 2005 and November 2014. The Company was listed in the UK on the Alternative Investment Market (AIM) (Ticker symbol - LON: EQLS) in November 2014.

Founder, CEO and then Chairman of Virtual Internet plc, from July 1996 to February 2002. The company Listed on AIM in October 1998, and then up-listed to the Main Market of the London Stock Exchange (LSE) in April 2000 (Ticker symbol - LON: VET).

Founder, CEO and then Chairman of Coms plc, from September 2003 to September 2012. The company Listed on AIM in September 2006 (Ticker symbol - LON: COMS).

Founder, Director and Chairman of Media Corp (Gaming Corporation plc), from March 2000 to February 2012. The company Listed on AIM in April 2001 (Ticker symbol - LON: MDC).

Co-Founder and Director of Nettworx plc, from December 2005 to June 2009 (Ticker Symbol - LON: NTWX). The company listed on the AIM Market LSE in December 2005.

Co-Founder and Director of Active 24 ASA (Virtual Internet UK), from May 2003 to November 2004. The company listed on the Oslo Børs / Stock Exchange in November 2004.

Co-Founder and shareholder in Betex Group plc, from May 2005 to May 2010. Listed on the AIM Market in December 2005.

Co-Founder and shareholder in Internet Incubator plc, from December 1999 to June 2001. The company was listed in the UK on AIM (Ticker symbol - LON: IIP) in October 2000.

Founder Investor and Advisor to Gaming Internet PLC, from January 2000 to July 2001 (Ticker symbol - LON: GIN), listed on AIM in January 2000.

Mr. Drummond currently serves as a Board member to Eight Vodka Limited and Hoot Foods Limited and has previously served on the Board's of Expentory Ltd., Tactu Applico Limited, Teathers Financial PLC, Gametech UK Limited and Gatekeeper App Limited.

In November 2013 Mr. Drummond founded Gametech UK Limited, a UK based technology business, and served as the CEO and as a director. Mr. Drummond was also the largest shareholder owning 45.9% of GameTech's outstanding ordinary shares. Administrators were appointed in April 2017 and the company entered administration as a result of operational difficulties.

In November 2005 Mr. Drummond founded FairFX plc (Now Equals Group Plc. LON:EQLS). Equals Group Plc is in the financial services sector catering to both businesses and retail customers. Operating under an e-money licence, the company provides international payments, corporate expenses, current accounts, credit facilities, currency cards and travel cash. The business was listed on the London Stock Exchange in August 2014.

Andrew Eggleston - Chief Executive Officer (Dito UK November 2017 to June 2019)

Mr. Eggleston received his degree in Business Management from Cardiff University, and is a chartered accountant. Mr. Eggleston began his career as corporate recovery and restructuring specialist with KPMG in 2001. Since then, Mr. Eggleston has gone on to become a Partner with Sareg, which is a French based accountancy practice providing a full range of services to individuals and businesses in France. In addition, in 2006 Mr. Eggleston founded EWP, a UK based accountancy practice and in 2015 Mr. Eggleston founded EWP Ventures, which is focused on financial advice, support and capital raising for small and mid-size enterprises.

Involvement in Certain Legal Proceedings

Other than as described below, our sole director and executive officer was not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Jason Drummond was the CEO and a director of Gametech as well as the largest shareholder owning 45.9% of GameTech's outstanding ordinary shares. GameTech's last full year of operations was the year ended December 31, 2016 in which it had nominal revenues. On May 11, 2017, administrators were appointed for GameTech and GameTech entered insolvency proceedings.

Employment Agreements

As of December 9, 2020, we had no employees under formal employment agreement or other compensation-related agreements. Mr. Drummond, our sole officer and director, is a non-employee officer that handles our day-to-day operations.

Subsequent to the filing of this registration statement we anticipate that we will enter into an employment agreement with Mr. Drummond.  While a formal agreement has yet to be executed, we expect that the agreement will be entered into between Dito UK and Mr. Drummond. The principal terms of such agreement are expected to include the following terms:

(i) employment will be as the Chief Executive Officer of the Company;

(ii) annual compensation will be £240,000;

(iii) any bonus will be at the discretion of the Company, subject to the achievement of certain targets as agreed to between Mr. Drummond and Company; and

(iv) a 6 month non-compete from termination of employment.

There can be no assurance that we will enter into an agreement with Mr. Drummond on favourable terms to the Company or any agreement at all.

Executive Compensation

Summary Compensation Table

Set forth below is information for the fiscal years indicated relating to the compensation of each person who served as our principal executive officer (the "Named Executive Officer") during the past two fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Award(s) ($)	Stock Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Jason Drummond CEO, CFO, Secretary and Director	2019	-	-	-	-	-	-
	2018	-	-	-	-	-	-

Compensation of Management

Currently, we have no formal employment or compensation arrangement with our sole officer Jason Drummond. Our Board of Directors determines the compensation given to our executive officers in their sole determination. Until such time as we enter into an employment or compensation arrangement with Mr. Drummond, all future compensation to be paid will be determined solely by Mr. Drummond as our sole director.

Subsequent to the filing of this registration statement we anticipate that we will enter into an employment agreement with Mr. Drummond.  While a formal agreement has yet to be executed, we expect that the agreement will be entered into between Dito UK and Mr. Drummond. The principal terms of such are expected to include the following terms:

(i) employment will be as the Chief Executive Officer of the Company;

(ii) annual compensation will be £240,000;

(iii) any bonus will be at the discretion of the Company, subject to the achievement of certain targets as agreed to between Mr. Drummond and Company; and

(iv) a 6 month non-compete from termination of employment.

There can be no assurance that we will enter into an agreement with Mr. Drummond on favourable terms to the Company or any agreement at all.

Director Compensation

Set forth below is information for the fiscal years indicated relating to director compensation during the past two fiscal years:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jason Drummond (1)	2019	180,788	-	-	-	-	-	180,788
	2018	26,698	-	-	-	-	-	26,698
Andrew Eggleston (2)	2019	9,608	-	-	-	-	-	9,608
	2018	3,337	-	-	-	-	-	3,337

(1) During the year ended December 31, 2019, the Company issued 3,748,150 shares of the Company's common stock valued at $117,716, reflecting an effective price per share of $0.0314, in payment of accrued director fees.

(2) During the year ended December 31, 2019, the Company issued 464,025 shares of the Company's common stock valued at $13,101, reflecting an effective price per share of $0.02823, in payment of accrued director fees.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards held by Dito named executive officers or directors as of December 31, 2019 or June 30, 2020.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors is currently composed of one member, Jason Drummond, who does not qualify as an independent director. We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of "Independent Directors."

Committees of the Board of Directors

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The Board is of the opinion that such committees are not necessary since the company is an early development stage company, and to date, our sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director has the authority to determine issues concerning management compensation, nominations and audit issues that may affect management decisions until such time as we add more members to our Board and establish any such committees.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Code of Ethics

We have not adopted a Code of Ethics.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public market for our shares of common stock.

We intend to seek a listing of our common stock on the OTCQB, which is an interdealer quotation system maintained by OTC Markets Group Inc., however, we cannot assure you that our application will be approved.

Shareholders

As of December 9, 2020, there were an estimated 47 holders of record of our common stock.

Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our Board of Directors, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Epsilon Investments PTE

On August 6, 2018, the Company borrowed $142,000 (approximately equivalent to 110,000£) from Epsilon Investments PTE ("Epsilon"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum. The loan agreement did not contain any provisions for conversion into Common Stock.

On October 22, 2018, the Company borrowed an additional $110,000 (approximately equivalent to 85,000£) from Epsilon on an unsecured basis with interest at 6% per annum. The loan agreement did not contain any provisions for conversion into Common Stock. As a result, total borrowings from Epsilon were $252,000 (approximately equivalent to 195,000£).

As of December 31, 2019, and 2018, accrued interest with respect to the Epsilon borrowings totaled $11,191 (approximately equivalent to 8,439£) and $4,666 (approximately equivalent to 3,662£), respectively.

On March 23, 2020, accrued interest with respect to the Epsilon borrowings in the amount of $9,783 (approximately equivalent to 8,439£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

On May 7, 2019, principal of amount of $19,651 (approximately equivalent to 15,000£) was converted into 696,025 shares of the Company's Common Stock, representing a price per share of approximately $0.03.

On May 29, 2019, principal of $227,279 (approximately equivalent to 180,000£) was converted into 4,504,500 shares of the Company's Common Stock, representing a price per share of approximately $0.05.

Jason Drummond

On August 6, 2018, the Company borrowed a total of $52,000 (approximately equivalent to 40,000£) from CEO Jason Drummond ("Drummond"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum. The loan did not contain any provisions for conversion into Common Stock.

On October 22, 2018, the Company issued a note payable to Drummond in the amount of $20,000 (approximately equivalent to 15,000£) on an unsecured basis at an interest rate of 6% per annum. Consideration for the note payable consisted of subsequent cash advances totaling $12,867 (approximately equivalent to 10,000£) and the payment of accrued director's fees of $6,341 (approximately equivalent to 5,000£).

As of December 31, 2019 and 2018, accrued interest with respect to the Drummond borrowings totaled $2,607 (approximately equivalent to 1,966£) and $1,257 (approximately equivalent to 986£), respectively.

As of December 31, 2018, the Company owed Mr. Drummond $25,482.

On May 29, 2019, principal of $69,459 (approximately equivalent to 55,000£) was converted into 1,376,375 shares of the Company's Common Stock, representing a price per share of approximately $0.05.

During the years ended December 31, 2019 and 2018, the Company incurred fees to Jason Drummond and MY6 Ltd. and MY8 Ltd. (each solely controlled by Mr. Drummond), and periodically advanced amounts to Mr. Drummond MY6 Ltd. and MY8 Ltd. (each solely controlled by Mr. Drummond) in anticipation of future fees. As a result of such advances, as of December 31, 2019, due from Mr. Drummond was $12,606, which was repaid in January 2020.

On March 23, 2020, accrued interest with respect to the Drummond borrowings in the amount of $2,279 (approximately equivalent to 1,966£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

During the six months ended June 30, 2020 and 2019, the Company incurred fees to Jason Drummond and his affiliates, and periodically advanced amounts to Mr. Drummond and his affiliates in anticipation of future fees. As a result of such advances, as of June 30, 2020, due from Mr. Drummond was $64,506.

Subsequent to June 30, 2020, the amount due from Jason Drummond at such date of $64,506 (see Note 8) decreased by approximately $27,000 as a result of cash receipts and disbursements from July through September 2020.

Fairfax Capital BV

On October 29, 2019, the Company borrowed $40,338 under an agreement with Fairfax Capital BV ("Fairfax"), a significant shareholder, pursuant to an agreement to lend up to $45,000. The lending agreement was non-interest bearing but provided for the payment of a fee of 10% of the total loan value when the principal was repaid, which was repayable no later than twelve months from the date of the agreement. The 10% loan fee was recognized ratably over the term of the loan as interest expense.

During April 2020, the Company repaid the Fairfax loan, including the accrued lending fee, in full.

Julian Parge

The Company has retained Julian Parge as a consultant to Dito UK, at the request and under the sole discretion of Dito UK, at the rate of $1,658 (equivalent to 1,250£) per week up to a maximum of $82,888 (equivalent to 62,500£) per annum.

Mr. Page primarily provides general management and technical assistance to and market research for the Company. Mr. Parge received fees of $88,577 and $13,082 as of December 31, 2019 and 2018.

Andrew Eggleston

Andrew Eggleston, a founding Director of Dito UK, received fees of $20,458 and $5,994 as of December 31, 2019 and 2018, respectively. As of December 31, 2018, the Company owed Mr. Eggleston $3,185.

As of December 31, 2019, the Company issued 464,025 ordinary shares to Mr. Eggleston.

Issuances of Common Stock

On November 3, 2017, the Company (Dito UK) issued 25 ordinary shares to its founders at no consideration. On December 4, 2018, in a Written Resolution of the Sole Director, the Company sub-divided the 25 ordinary shares previously issued to the founder into 2,500 ordinary shares.

On November 28, 2018, the Company (Dito UK) sold 1,750,000 ordinary shares to its founders for an aggregate cash purchase price of $896.

On May 7, 2019, the Company (Dito UK) sold 7,424,350 ordinary shares to an existing shareholder for a cash purchase price of $209,614, reflecting an effective price per share of approximately $0.03

On September 25, 2019, the Company sold 1,125,000 shares of the Company's common stock to an existing shareholder for a cash purchase price of $55,606, reflecting an effective price per share of approximately $0.05.

During the year ended December 31, 2019, the Company issued 4,343,425 shares of the Company's common stock (of which 3,748,150 were issued to Jason Drummond), valued at $137,645, reflecting an effective price per share of approximately $0.03, in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 9, 2020 by:

• each of our named executive officers;

• each of our directors;

• all of our current directors and executive officers as a group; and

• each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of December 9, 2020, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 28,457,525 shares of common stock outstanding on December 9, 2020.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is c/o Dito, Inc., 413 West 14th Street, New York, New York, USA 10014.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned

Directors and Executive Officers
Jason Drummond	5,684,500	19,975%
All current executive officers and directors as a group (1 person)	5,684,500	19,975%

5% or Greater Stockholders
Epsilon Investments PTE(1)	6,706,425	23.566%
Fairfax Capital BV(2)	2,437,950	8.567%
Mark N. Tompkins	1,854,000	6.515%

(1) Epsilon Investments PTE is controlled by Zainab Binte Mohamed Omar, a natural person residing in Singapore, Singapore.

(2) Fairfax Capital BV is controlled by Jason Smart, a natural person residing in Toronto, Canada.

DESCRIPTION OF CAPITAL STOCK

General

Authorized Capital Stock

The Company is authorized to issue 50,000,000 common shares, each with a par value of $0.001 per share, of which 45,000,000 shares shall be Common Stock and 5,000,000 shares shall be preferred stock.

Common Stock

As of December 9, 2020, there were 28,367,525 shares of our Common Stock issued and outstanding. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of the Common Stock are entitled to share rateably in all assets remaining after payment of all liabilities and liquidation preferences of preferred stockholders. The Company's shareholders do not have cumulative or pre-emptive rights.

Preferred Stock

As of December 9, 2020, there are no preferred shares issued and outstanding. Our Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, par value $0.001 per share, which may be issued by the Board of Directors from time to time in one or more series. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock that may be issued in the future. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Warrants

As of December 9, 2020 the Company had 90,000 warrants issued and outstanding each exercisable for one share of common stock at $2.50 with an additional 90,000 authorized to be issued.

Options

As of December 9, 2020 the Company had no options issued and outstanding or authorized to be issued.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

• the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

• upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

• at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a "business combination" to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Transfer Agent

The transfer agent and registrar for our common stock is Globex Transfer, LLC. Its address is 780 Deltona Blvd., Suite 202 Deltona, FL 32725 and its telephone number is 813-344-4490.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling our Company pursuant to the foregoing provisions, we have been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Nauth LPC, 217 Queen Street West, Suite 401, Toronto, Ontario, Canada M5V 0R2.

EXPERTS

The financial statements of Dito, Inc. as of December 31, 2019 and 2018, included in this Registration Statement, of which this Prospectus forms a part, have been audited by Weinberg & Company, P.A., 1925 Century Park East, Suite 1120, Los Angeles, California 90067, an independent registered public accounting firm as set forth in their report and is included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov. We also maintain a website at www.dito.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by telephone or writing us at: 413 West 14th Street New York, New York 10014, (347) 983-1227.

DITO, INC.
AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Dito, Inc.

New York, New York

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Dito, Inc. and subsidiary (the "Company") as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements").  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the results of its consolidated operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company has no recurring source of revenue and has experienced negative operating cash flows since inception.  The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1 to the consolidated financial statements.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2019.

/s/ Weinberg & Company, P.A.

Los Angeles, California

July 13, 2020

DITO, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018

ASSETS
Current assets:
Cash	$320,402	$79,467
Due from related parties	12,606	-
Deposits and other current assets	33,942	15,905
Total current assets	366,950	95,372
Property and equipment, net	12,132	17,191
Operating lease right of use asset, net	58,136	-
Intellectual property, net	99,968	156,698
Total assets	$537,186	$269,261

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	$51,672	$5,254
Cancelled common stock investment payable	60,000	-
Due to related parties	1,950	28,667
Notes payable to related parties, net	52,225	305,337
Current portion of operating lease liability	46,509	-
Total current liabilities	212,356	339,258
Operating lease liability, net of current portion	11,627	-
Total liabilities	223,983	339,258

Commitments and contingencies

Stockholders' equity (deficiency):
Preferred stock, $0.001 par value; authorized -5,000,000 shares; issued - none	-	-
Common stock, $0.001 par value; authorized - 45,000,000 shares; issued and outstanding - 24,614,325 shares and 2,502,500 shares at December 31, 2019 and 2018, respectively	24,614	2,503
Common stock issuable	-	32,495
Additional paid-in capital	1,040,199	8,060
Accumulated other comprehensive income	2,766	5,288
Accumulated deficit	(754,376)	(118,343)
Total stockholders' equity (deficiency)	313,203	(69,997)
Total liabilities and stockholders' equity (deficiency)	$537,186	$269,261

See accompanying notes to consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended
	December 31,
	2019	2018

Revenues	$-	$-

Costs and expenses:
Software development, including amortization of intellectual property of $60,805 and $26,480 in 2019 and 2018, respectively	163,786	45,102
General and administrative:
Officers, directors, affiliates, and other related parties	289,823	45,774
Others	174,989	22,818
Total costs and expenses	628,598	113,694
Loss from operations	(628,598)	(113,694)
Other income (expense):
Interest expense	(7,958)	(4,649)
Foreign currency gain	523	-
Total other expense, net	(7,435)	(4,649)
Net loss	(636,033)	(118,343)
Foreign currency translation adjustment	(2,522)	5,288

Comprehensive loss	$(638, 555)	$(113,055)

Net loss per common share - basic and diluted	$(0.04)	$(0.55)

Weighted average common shares outstanding - basic and diluted	15,514,647	216,199

See accompanying notes to consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

Years Ended December 31, 2019 and 2018

	Common Stock		Common Stock	Additional Paid-in	Accumulated Other Comprehensive Income	Accumulated	Stockholders' Equity
	Shares	Par Value	Issuable	Capital		Deficit	(Deficiency)

Balance, December 31, 2017	2,500	$2	$-	$(2)	$-	$-	$-
Common stock issued to founders for cash	1,750,000	1,751	-	(855)	-	-	896
Value of common stock issuable in connection with GameTech transaction	-	-	42,162	-	-	-	42,162
Common stock issued in connection with GameTech transaction	750,000	750	(9,667)	8,917	-	-	-
Foreign currency translation adjustment	-	-	-	-	5,288	-	5,288
Net loss	-	-	-	-	-	(118,343)	(118,343)
Balance, December 31, 2018	2,502,500	2,503	32,495	8,060	5,288	(118,343)	(69,997)
Common stock issued for cash	8,549,350	8,549	-	256,672	-	-	265,221
Common stock issued in payment of notes payable	6,576,900	6,577	-	309,812	-	-	316,389
Common stock issued in connection with GameTech transaction	2,521,150	2,521	(32,495)	29,974	-	-	-
Common stock issued in connection with private placement	121,000	121	-	302,379	-	-	302,500
Common stock issued in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties	4,343,425	4,343	-	133,302	-	-	137,645
Foreign currency translation adjustment	-	-	-	-	(2,522)	-	(2,522)
Net loss	-	-	-	-	-	(636,033)	(636,033)
Balance, December 31, 2019	24,614,325	$24,614	$-	$1,040,199	$2,766	$(754,376)	$313,203

See accompanying notes to consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(636,033)	$(118,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,590	2,197
Amortization of intellectual property	60,805	26,480
Amortization of accrued lending fee	607	-
Amortization of operating lease right of use asset	32,363	-
Foreign currency gain	(523)	-
Changes in operating assets and liabilities:
(Increase) decrease in -
Due from related parties	83,816	(16,664)
Deposits and other current assets	(16,745)	-
Increase (decrease) in -
Accounts payable and accrued expenses	46,631	5,505
Due to related parties	16,333	30,035
Operating lease liability	(32,363)	-
Accrued interest payable	7,353	6,205
Net cash used in operating activities	(431,166)	(64,585)

Cash flows from investing activities:
Purchase of property and equipment	(5,317)	-
Proceeds from sales of property and equipment	4,198	-
Payments in connection with GameTech transaction	-	(159,558)
Net cash used in investing activities	(1,119)	(159,558)

Cash flows from financing activities:
Proceeds from notes payable to related parties	50,664	300,966
Proceeds from private placement of common stock	302,500	-
Cancelled common stock investment payable	60,000	-
Proceeds from sales of common stock to related parties	265,221	896
Net cash provided by financing activities	678,385	301,862

Effect of exchange rate on cash	(5,165)	1,748

Cash:
Net increase	240,935	79,467
Balance at beginning of year	79,467	-
Balance at end of year	$320,402	$79,467

(Continued)

DITO, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	Years Ended December 31,
	2019	2018

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Principal amount of notes payable to related parties converted into common stock	$316,389	$-
Recognition of operating lease right of use asset and operating lease liability	$91,774	$-
Common stock issued in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties	$137,645	$-
Value of common stock issuable in connection with GameTech transaction	$-	$42,162
Value of common stock issued in connection with GameTech transaction	$32,495	$9,667
Accrued lending fee	$3,667	$-

See accompanying notes to consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2019 and 2018

1. Organization and Basis of Presentation

Organization and Combination

Dito, Inc. was incorporated in the State of Delaware on July 23, 2019.  Effective as of March 18, 2020, Dito, Inc. completed a Share Exchange Agreement (the "Exchange Agreement") to acquire all of the outstanding ordinary shares of Dito UK Limited that provided for each outstanding ordinary share of Dito UK Limited to be effectively converted into 25 shares of common stock of Dito, Inc.  As a result, Dito UK Limited became a wholly-owned subsidiary of Dito, Inc. in a recapitalization transaction, as described below.

Dito UK Limited was originally formed as Smart Tower Limited on November 3, 2017 in the United Kingdom for the purpose of software development.  On June 29, 2018, Smart Tower Limited changed its name to NENX Gaming Limited and then to Dito UK Limited on July 29, 2019.

Dito, Inc. maintains its principal executive offices in New York, New York, United States.  Dito UK Limited maintains its principal executive offices in London, England.

Basis of Presentation

For financial reporting purposes, the Exchange Agreement was accounted for as a combination of entities under common control (the "Combination"), as Dito, Inc was formed by Dito UK Limited, with the objective of Dito UK Limited becoming a wholly-owned subsidiary of Dito, Inc., and the resultant parent company being domiciled in the United States.  As a result of the Combination, the former stockholders of Dito UK Limited became the controlling shareholders of Dito, Inc., and the Dito UK Limited management and board members became the management and board members of Dito, Inc.

Accordingly, the consolidated financial statements presented herein for all periods are based on the historical financial statements of each of Dito, Inc. and Dito UK Limited.  The stockholders' equity section of the Dito, Inc. balance sheet has been retroactively restated for all periods presented to reflect the accounting effect of the Combination.  The net loss per share and weighted average common shares outstanding information presented herein also reflects this retroactive restatement for all periods presented.  All costs associated with the Combination were charged to operations as incurred.

Unless the context indicates otherwise, Dito, Inc. ("Dito US") and Dito UK Limited ("Dito UK") are hereinafter referred to as the "Company".

The Company's activities are subject to significant risks and uncertainties, including the need for additional capital, as described below.  The Company has not yet commenced any revenue-generating operations, does not have positive cash flows from operations, and is dependent on periodic infusions of debt and equity capital to fund its operating requirements.

Business Operations

The Company is a mobile games developer and publisher with offices in London and New York.  The Company intends to license its software platform to mobile gaming operators and developers to enable rapid development of new games.

Going Concern

The Company's consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements, the Company has had no operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows.  During the year ended December 31, 2019, the Company incurred a net loss of $636,033, utilized cash in operating activities of $431,165, and had an accumulated deficit of $754,376 as of December 31, 2019.  The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

At December 31, 2019, the Company had cash of $320,402, reflecting cash of $302,500 from the sale of common stock in December 2019.  Subsequently, in January and February 2020, the Company raised an additional $210,000 from the sale of common stock, bringing the total amount raised in this equity financing to $512,500.  The Company has limited cash resources available to fund its operations and will therefore need to raise additional funds in the short-term.  The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company's business to the point at which it can become commercially viable and self-sustaining.  However, there can be no assurances that the Company will be successful in this regard.

As a result, management has concluded that there is substantial doubt about the Company's ability to continue as a going concern within one year of the date that the accompanying consolidated financial statements are issued.  In addition, the Company's independent registered public accounting firm, in their report on the Company's consolidated financial statements for the year ended December 31, 2019, has also expressed substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability.  The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company's business in 2020 and thereafter will be dependent on many factors, including the capital resources available to the Company.  No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company's business to a level that is commercially viable and self-sustaining.  There is also significant uncertainty as to the affect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company's ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to its technology, or to discontinue its operations entirely.

2. Summary of Significant Accounting Policies

Principles of Combination

The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and include the financial statements of Dito US and its wholly-owned foreign subsidiary, Dito UK.  Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions.  After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.  Significant estimates are expected to include those related to assumptions used in calculating accruals for potential liabilities, valuing equity instruments issued for services, and the realization of deferred tax assets.

Cash

The Company maintains its cash balances with financial institutions with high credit ratings.  The Company has not experienced any losses to date resulting from this practice.

As of December 31, 2019 and 2018, the Company's cash balances by currency consisted of the following:

	December 31,
	2019	2018

GBP	£32,301	£62,371
USD	$277,565	-

Cash balances in British Pounds are maintained in the United Kingdom and cash balances in United States Dollars are maintained in the United States.

Concentration of Risk

The Company may periodically contract with consultants and vendors to provide services related to the Company's business development activities.  Agreements for these services may be for a specific time period or for a specific project or task.  The Company did not have any agreements at December 31, 2019.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes.  Accordingly, the Company recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized.  In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made.  Alternatively, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

Dito US is subject to U.S. federal income taxes and income taxes of the State of New York.  The Company's operations in the United States through December 31, 2019 were nominal.

Dito UK is subject to taxation in the United Kingdom.  As a foreign corporation, Dito UK is not consolidated with Dito U.S. in the Company's U.S. federal tax filings.

As the Company's net operating losses in the respective jurisdictions in which it operates have yet to be utilized, all previous tax years remain open to examination by the taxing authorities in which the Company currently operates.  The Company had no unrecognized tax benefits as of December 31, 2019 and 2018 and does not anticipate any material amount of unrecognized tax benefits within the next 12 months.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP.  The tax effects of a position are recognized only if it is "more-likely-than-not" to be sustained by the taxing authority as of the reporting date.  If the tax position is not considered "more-likely-than-not" to be sustained, then no benefits of the position are recognized.  As of December 31, 2019, the Company had not recorded any liability for uncertain tax positions.  In subsequent periods, any interest and penalties related to uncertain tax positions will be recognized as a component of income tax expense.

Stock-Based Compensation

The Company issues common stock and intends to issue stock options to officers, directors and consultants for services rendered.  Options will vest and expire according to terms established at the issuance date of each grant.  Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

The fair value of stock options granted as stock-based compensation will be determined utilizing the Black-Scholes option-pricing model, and can be affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock.  Estimated volatility will be based on the historical volatility of the Company's common stock over an appropriate calculation period, or, if not available, by reference to the volatility of a representative sample of comparable public companies.  The risk-free interest rate will be based on the U.S. Treasury yield curve in effect at the time of grant.  The fair market value of the common stock will be determined by reference to the quoted market price of the Company's common stock on the grant date, or, if not available, by reference to an appropriate alternative valuation methodology.

The Company will recognize the fair value of stock-based compensation awards in general and administrative costs or in software development costs, as appropriate, in the Company's consolidated statements of operations. The Company will issue new shares of common stock to satisfy stock option exercises.

As of December 31, 2019, the Company did not have any outstanding stock options.

Comprehensive Income (Loss)

Comprehensive income or loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources.  Components of comprehensive income or loss, including net income or loss, unrealized gains or losses on available-for-sale securities, unrealized gains or losses on other financial investments, unrealized gains or losses on pension and retirement benefit plans, and foreign currency translation adjustments, are reported in the financial statements in the period in which they are recognized.  Net income (loss) and other comprehensive income (loss) are reported net of any related tax effect to arrive at comprehensive income (loss).  The Company's comprehensive income (loss) for the years ended December 31, 2019 and 2018 consists of foreign currency translation adjustments.

Earnings (Loss) Per Share

The Company's computation of earnings (loss) per share ("EPS") includes basic and diluted EPS.  Basic EPS is measured as the income (loss) attributable to common stockholders divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible notes payable, convertible preferred stock, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods.  Basic and diluted loss per common share is the same for all periods presented because there is no convertible debt, convertible preferred stock, warrants or stock options outstanding.

Weighted average common shares outstanding has been retroactively restated for all periods presented to reflect the accounting effect of the Combination (see Note 1).

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below.  Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date.  Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.  Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions.  Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based derivatives and commingled investment funds and are measured using present value pricing models.

The Company will determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety.  In determining the appropriate levels, the Company will perform an analysis of the assets and liabilities at each reporting period end.

The carrying value of financial instruments (consisting of cash and accounts payable and accrued expenses) is considered to be representative of their respective fair values due to the short-term nature of those instruments.

Property and Equipment

Property and equipment is recorded at cost.  Major improvements are capitalized, while maintenance and repairs that do not improve or extend the useful life of the respective assets are charged to expense as incurred.  Gains and losses from disposition of property and equipment are included in income and expense when realized. Depreciation of property and equipment is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes depreciation of property and equipment in general and administrative costs in the Company's consolidated statement of operations.

Leases

Effective January 1, 2019, the Company adopted Accounting Standards Update 2016-02, Leases (Topic 842) ("ASU 2016-02"), which requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease initially measured at the present value of the lease payments.  ASU 2016-02 requires recognition in the statement of operations of a single lease cost that is calculated as a total cost of the lease allocated over the lease term, generally on a straight-line basis.  The Company did not have any leases within the scope of ASU 2016-02 at December 31, 2018

Software Development Costs

Due to the significant uncertainty with respect to the successful development of commercially viable products based on Company's development efforts, all software development costs incurred with respect to the Company's mobile gaming platform as described at Note 3 are charged to operations as incurred.

Intellectual Property

Intellectual property, consisting of software, is recorded at cost.  Amortization of intellectual property is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes amortization of intellectual property in software development costs in the Company's consolidated statement of operations.

Long-Lived Assets

The Company reviews long-lived assets, consisting of property and equipment and intellectual property, for impairment at each fiscal year end or when events or changes in circumstances indicate the carrying value of these assets may exceed their current fair values.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated.  The Company has not historically recorded any impairment to its long-lived assets.  In the future, if events or market conditions affect the estimated fair value to the extent that a long-lived asset is impaired, the Company will adjust the carrying value of these long-lived assets in the period in which the impairment occurs. As of December 31, 2019 and 2018, the Company had not deemed any long-lived assets as impaired and was not aware of the existence of any indicators of impairment at such dates.

Foreign Currency

The accompanying consolidated financial statements are presented in United States dollars ("USD").  The functional currency of Dito UK, the Company's foreign subsidiary, is the British Pound ("GBP"), the local currency in the United Kingdom.  Accordingly, assets and liabilities of the foreign subsidiary are translated at the current exchange rate at the end of the period, and revenues and expenses are translated at average exchange rates during the years ended December 31, 2019 and 2018.  The resulting translation adjustments are recorded as a component of shareholders' equity (deficiency).  Gains and losses from foreign currency transactions are included in net income (loss).

Translation of amounts from the local currencies of the foreign subsidiary, Dito UK, into USD has been made at the following exchange rates for the respective periods:

	As of and for the Years Ended December 31,
	2019	2018

Period-end GBP to USD1.00 exchange rate	1.3262	1.2741
Period-average GBP to USD1.00 exchange rate	1.2772	1.3349

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts and notes receivables.  ASU 2016-13 will replace the current "incurred loss" approach with an "expected loss" model, under which companies will recognize allowances based on expected rather than incurred losses.  Entities will apply the provisions of ASU 2016-13 as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which ASU 2016-13 is effective.  As small business filer, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022.  Management is currently in the process of assessing the impact of adopting ASU-2016-13 on the Company's financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements and related disclosures.

3. GameTech UK Limited Transaction

On August 10, 2018, the Company (through Dito UK) entered into an Asset Sale Agreement (the "Sale Agreement") with GameTech UK Limited ("GameTech") pursuant to a Court Order (the "Order") issued by the Joint Administrators of GameTech UK Limited (in administration) on May 29, 2018.  GameTech's last full year of operations was the year ended December 31, 2016 and it had nominal revenues in such year.  On May 11, 2017, administrators were appointed for GameTech and GameTech entered insolvency proceedings.  Approximately fifteen months later, the administrators of GameTech entered into the Sale Agreement with the Company (through Dito UK).  Jason Drummond, a related party and a current shareholder of the Company (see Notes 6 and 8), was the largest shareholder of GameTech, owning 45.9% of its outstanding ordinary shares, with no other shareholder owning more than 9.9% of its outstanding ordinary shares.

The Order granted an application previously made on April 19, 2019 for the Administrators of GameTech to sell GameTech assets which were subject to the claims of the secured creditors.  The Sale Agreement was an integral part of the Order and provided for the cash payment of $148,800 (approximately equivalent to 116,500£), to be applied towards the acquisition by the Company of certain assets of GameTech, in which certain creditors of GameTech held a security interest.  The Order also called for the infusion of $300,098 (equivalent to 235,000£) into the Company, and the issuance of 30% of the Company's equity to the secured creditors, for which the secured creditors would release their secured interest.  Accordingly, it was determined that 3,271,150 common shares, valued at $42,162 (approximately equivalent to 33,016£), were to be issued in order to satisfy this provision.  On December 4, 2018, 750,000 of such shares valued at $9,667 (approximately equivalent to 7,570£), were issued.  On May 29, 2019, the remaining 2,521,150 of such shares valued at $32,495 (approximately equivalent to 25,446£) were issued.

Pursuant to ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, this transaction was considered as an acquisition of assets, rather than a purchase of a business, because the intellectual property assets of GameTech, consisting of gaming software and a related technology platform, were acquired from a non-operational business in insolvency proceedings.  Furthermore, the Company did not intend to operate this gaming software under a business plan similar to that of GameTech's.  Instead, the Company's plan was to modify the software and license it to mobile gaming operators and developers.  This software was acquired under the expectations that it would require significant modifications to be able to be utilized in the Company's anticipated new business model.    In addition, such further modifications to commercialize the software are expected to require additional time and capital, which cannot be quantified at this time until enough capital has been raised to fully implement the process, of which there can be no assurance.  Accordingly, there can be no assurances that this process will ultimately result in the successful development of commercially viable software that can be utilized in the Company's new business model.

The Company allocated the purchase consideration between intellectual property assets and property and equipment based on its review of the underlying assets and their intended use in the Company's new business model, which resulted in most of the purchase consideration being allocated to intellectual property.  Based on this analysis, the Company determined to amortize the intellectual property assets (as well as the nominal amount of property and equipment also acquired from GameTech) on the straight-line basis over three years from the date of acquisition.

A summary of the transaction valuation is as follows:

Required cash infusion	$300,098
Less:
Required cash payment of $148,800, reduced by $14,834 for the non-delivery of assets to be acquired	(133,966)
Legal costs incurred	(25,592)
Net capital infused	$140,540
Equity percentage allocated to secured creditors	30%
Value of 30% equity allocated to secured creditors	$42,162
Number of common shares to be issued to secured creditors	3,271,150
Value per common share issued to secured creditors	$0.012889

 The purchase consideration was allocated as follows:

Cash paid to GameTech	$133,966
Legal costs incurred	25,592
Value of common stock issued to GameTech creditors	42,162
Total consideration	$201,720

Allocation of consideration:
Property and equipment	$19,434
Intellectual property	182,286
Total consideration	$201,720

Information with respect to intellectual property is provided at Note 5.

Information with respect to property and equipment is provided at Note 4.

Information with respect to common shares issued is provided at Note 9.

4. Property and Equipment

Property and equipment as of December 31, 2019 and 2018 is summarized as follows:

	December 31,
	2019	2018

Computer and office equipment	$21,158	$19,288
Less accumulated depreciation	(9,026)	(2,097)
Computer and office equipment, net	$12,132	$17,191

All of the Company's property and equipment is located in the United Kingdom.  Depreciation expense for the years ended December 31, 2019 and 2018 was $6,590 and $2,197, respectively. Depreciation expense is included in general and administrative costs in the Company's consolidated statement of operations.

5. Intellectual Property

Intellectual property as of December 31, 2019 and 2018 is summarized as follows:

	December 31,
	2019	2018

Software	$189,413	$181,972
Less accumulated amortization	(89,445)	(25,274)
Software, net	$99,968	$156,698

Amortization expense for the years ended December 31, 2019 and 2018 was $60,805 and $26,480, respectively. Amortization expense is included in software development costs in the Company's consolidated statement of operations.

The following schedule sets forth the remaining amortization of intellectual property as of December 31, 2019:

2020	$60,805
2021	39,163
Total	$99,968

6. Notes Payable to Related Parties

As of December 31, 2019 and 2018, notes payable to related parties consisted of the following:

	Epsilon Investments PTE	Jason Drummond	Fairfax Capital BV	Total

December 31, 2019:
Principal amount	$-	$-	$37,797	$37,797
Accrued interest payable	11,191	2,607	-	13,798
Accrued lending fee	-	-	3,780	3,780
Sub-total	11,191	2,607	41,577	55,375
Less unamortized lending fee	-	-	(3,150)	(3,150)
Total	$11,191	$2,607	$38,427	$52,225

December 31, 2018:
Principal amount	$248,450	$50,964	$-	$299,414
Accrued interest payable	4,666	1,257	-	5,923
Total	$253,116	$52,221	$-	$305,337

Epsilon Investments PTE

On August 6, 2018, the Company borrowed $142,000 (approximately equivalent to 110,000£) from Epsilon Investments PTE ("Epsilon"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum.  The loan agreement did not contain any provisions for conversion into common stock.  The primary purpose of the loan was to partially fund the cash payment commitment associated with the GameTech transaction (see Note 3).

On October 22 2018, the Company borrowed an additional $110,000 (approximately equivalent to 85,000£) from Epsilon on an unsecured basis with interest at 6% per annum.  The loan agreement did not contain any provisions for conversion into common stock.

As a result, through December 31, 2018, total borrowings from Epsilon were $252,000 (approximately equivalent to 195,000£), presented as principal amount of $248,450 at December 31, 2018 due to the impact of currency conversion adjustments.

As of December 31, 2018, accrued interest with respect to the Epsilon borrowings totaled $4,666 (approximately equivalent to 3,662£).

On May 7, 2019, principal of $19,651 (approximately equivalent to 15,000£) was converted into 696,025 shares of the Company's common stock, representing a price per share of approximately $0.03.

On May 29, 2019, principal of $227,279 (approximately equivalent to 180,000£) was converted into 4,504,500 shares of the Company's common stock, representing a price per share of approximately $0.05.

As of December 31, 2019, accrued interest with respect to the Epsilon borrowings totaled $11,191 (approximately equivalent to 8,439£).

On March 23, 2020, accrued interest with respect to the Epsilon borrowings in the amount of $9,783 (approximately equivalent to 8,439£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

Jason Drummond

On August 6, 2018, the Company borrowed a total of $52,000 (approximately equivalent to 40,000£) from Jason Drummond ("Drummond"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum.  The loan did not contain any provisions for conversion into common stock.  The primary purpose of the loan was to partially fund the cash payment commitment associated with the GameTech transaction (see Note 3).

On October 22 2018, the Company issued a note payable to Drummond in the amount of $20,000 (approximately equivalent to 15,000£) on an unsecured basis at an interest rate of 6% per annum.  Consideration for the note payable consisted of subsequent cash advances totaling $12,867 (approximately equivalent to 10,000£) and the payment of accrued director's fees of $6,341 (approximately equivalent to 5,000£).

As of December 31, 2018, accrued interest with respect to the Drummond borrowings totaled $1,257 (approximately equivalent to 986£).

On May 29, 2019, principal of $69,459 (approximately equivalent to 55,000£) was converted into 1,376,375 shares of the Company's common stock, representing a price per share of approximately $0.05.

As of December 31, 2019, accrued interest with respect to the Drummond borrowings totaled $2,607 (approximately equivalent to 1,996£).

On March 23, 2020, accrued interest with respect to the Drummond borrowings in the amount of $2,279 (approximately equivalent to 1,966£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

Upon the funding of the Epsilon and Drummond borrowings described above, the Company had attained the 235,000£ capital infusion stipulated in the Court Order of May 29, 2018 and had no further obligations thereunder. Additional information with respect to this matter is provided at Note 3.

Fairfax Capital BV

On October 29, 2019, the Company borrowed $40,338 under an agreement with Fairfax Capital BV ("Fairfax"), a significant shareholder, pursuant to an agreement to lend up to $45,000.  The lending agreement was non-interest bearing, but provided for the payment of a fee of 10% of the total loan value when the principal was repaid, which was repayable no later than twelve months from the date of the agreement.

During April 2020, the Company repaid the Fairfax loan, including the accrued lending fee, in full.

7.  Leases

Short-Term Operating Lease

The Company leases office facilities in New York, New York on a month-to-month basis at a cost of $142 per month.  Aggregate payments under this operating lease charged to general and administrative expenses in the statement of operations were $1,514 for the year ended December 31, 2019.

Long-Term Operating Lease

The Company's wholly-owned subsidiary in the United Kingdom, Dito UK, leases office facilities in London, England.  The Company did not have any other leases with initial terms of 12 months or more at December 31, 2019.

Leases with an initial term of 12 months or less are not recorded on the balance sheet; lease expense is recognized on a straight-line basis over the term of the lease.  Accordingly, the initial lease was accounted for as a short-term operating lease with a term of less than 12 months at December 31, 2018.

Operating lease right-of-use assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term.  Right-of-use assets represent the Company's right to use an underlying asset for the lease term, and right-of-use lease liabilities represent the Company's obligation to make lease payments arising from the lease.  Generally, the implicit rate of interest, equivalent to a discount rate, in lease arrangements is not readily determinable and the prevailing commercial property mortgage rate is utilized in determining the present value of lease payments.

The monthly cash payment for this operating lease is approximately $4,010 per month, and the lease term ends on March 31, 2021.  The Company recorded right-of-use assets and liabilities of $91,774 on March 19, 2019, based on the present value of payments and an incremental borrowing rate of 4.27% per annum.

The following schedule sets forth the operating lease right of use activity for the year ended December 31, 2019:

Capitalized present value of lease payments	$91,774
Less amortization	(32,363)
Foreign currency adjustment	(1,275)
Operating lease right of use asset, net	$58,136

The following schedule sets forth the current portion and long-term portion of operating lease liabilities as of December 31, 2019 and 2018:

	December 31,
	2019	2018

Current portion	$46,509	$-
Long-term portion	11,627	-
Total lease liability	$58,136	$-

This operating lease had a remaining term of 1.25 years as of December 31, 2019.  The following schedule sets forth the remaining annual future lease payments outstanding as of December 31, 2019:

2020	$48,120
2021	12,030
Total lease payments	60,150
Less amount representing imputed interest	(2,014)
Present value of lease liabilities	$58,136

Cash paid for the amounts included in the measurement of lease liabilities for the year ended December 31, 2019 was $36,090.  Aggregate lease expense for this operating lease charged to general and administrative expenses in the statement of operations was $55,029 and $4,485 for the years ended December 31, 2019 and 2018, respectively.

8. Related Party Transactions

Fees to Directors, Consultants and Professionals

During the years ended December 31, 2019 and 2018, the Company incurred fees to directors, consultants and professionals, who are also considered related parties, in the amount of $289,823 and $45,774, respectively, as follows:

	December 31,
	2019	2018

Jason Drummond	$180,788	$26,698
Julian Parge	88,577	13,082
Andrew Eggleston	20,458	5,994
Total	$289,823	$45,774

Advances

During the years ended December 31, 2019 and 2018, the Company incurred fees to Jason Drummond and his affiliates, and periodically advanced amounts to Mr. Drummond and his affiliates in anticipation of future fees.  As a result of such advances, as of December 31, 2019, due from Mr. Drummond was $12,606, which was repaid in January 2020.

As of December 31, 2018, due to related parties consisted of $25,482 to Mr. Drummond and $3,185 to Andrew Eggleston.

Additional information with respect to notes payable to related parties and common shares issued to officers, directors, affiliates, and other related parties in payment of costs and expenses is provided at Notes 6 and 9.

9. Stockholders' Equity

Preferred Stock

The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share. No preferred shares have been designated by the Company as of December 31, 2019.

Common Stock

The Company is authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2019 and 2018, the Company had 24,614,325 shares and 2,502,500 shares of common stock issued and outstanding, respectively.

On November 3, 2017, the Company issued 25 shares of its common stock to its founders at no consideration. On December 4, 2018, in a Written Resolution of the Sole Director, the Company sub-divided the 25 shares previously issued to the founder into 2,500 shares.  Accordingly, share and per share amounts with respect to this subdivision presented herein have been retroactively restated to reflect the 100-for-1 stock split as if it had been effected on the first day of the earliest period presented.

On November 28, 2018, the Company sold 1,750,000 shares of the Company's common stock to its founders for an aggregate cash purchase price of $896.

On May 7, 2019, the Company sold 7,424,350 shares of the Company's common stock to an existing shareholder for a cash purchase price of $209,614, reflecting an effective price per share of approximately $0.03.

On May 7, 2019, a note payable to a related party in the principal amount of $19,651 was converted into 696,025 shares of the Company's common stock, reflecting an effective price per share of approximately $0.03.

On May 29, 2019, notes payable to related parties in the principal amount of $296,738 were converted into 5,880,875 shares of the Company's common stock, reflecting an effective price per share of approximately $0.05.

On September 25, 2019, the Company sold 1,125,000 shares of the Company's common stock to an existing shareholder for a cash purchase price of $55,606, reflecting an effective price per share of approximately $0.05.

Additional information with respect to common stock issued in connection with the conversion of notes payable is provided at Note 6.

Common Stock Issuable

Common stock issuable consists of the value of the Company's common shares allocated to satisfy certain provisions of the transaction with GameTech (see Note 3).  On December 31, 2018, common stock issuable consisted of 2,521,150 common shares valued at $32,495 (approximately equivalent to 24,446£), which were issued on May 29, 2019.

Common Shares Issued to Officers, Directors, Affiliates and Other Related Parties in Payment of Costs and Expenses

During the year ended December 31, 2019, the Company issued 4,343,425 shares of the Company's common stock, valued at $137,645, reflecting an effective price per share of approximately $0.03, in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties.

Private Placement of Common Stock

Effective as of February 26, 2020, the Company completed a private placement to non-U.S. persons for the sale of 205,000 shares of its common stock (the "Private Placement") at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500.  No fees or other costs were incurred in connection with this Private Placement.

Of the 205,000 shares of common stock sold, 121,000 shares were sold for a total purchase price of $302,500 prior to December 31, 2019.  During January and February 2020, the remaining 84,000 shares were sold for a total purchase price of $210,000.  The proceeds from the Private Placement were used for general operating purposes.

On March 4, 2020, the fourteenth investor elected to cancel their subscription for 24,000 shares of common stock.  The subscription proceeds of $60,000, which were received in December 2019, were returned to the cancelling investor on March 18, 2020.  As of December 31, 2019, the cancelled stock sale was excluded from stockholders' equity and was reflected as a cancelled common stock investment payable in the consolidated balance sheet at such date.

Share Exchange Agreement with Dito UK

Effective as of March 18, 2020, Dito, Inc. entered into Share Exchange Agreements (the "Exchange Agreements") and completed the acquisition of all of the outstanding ordinary shares of Dito UK Limited.  The Exchange Agreements provided for each outstanding ordinary share of Dito UK Limited to be effectively converted into 25 shares of common stock of Dito, Inc., and as a result Dito UK Limited became a wholly-owned subsidiary of Dito, Inc. in a recapitalization transaction, as described at Note 1.

10. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax assets as of December 31, 2019 and 2018 are summarized below.

	December 31,
	2019	2018
Net operating loss carryforwards - Foreign	$143,000	$22,000
Net operating loss carryforwards - U.S.	1,000	-
	144,000	22,000
Valuation allowance	(144,000)	(22,000)
Net deferred tax assets	$-	$-

In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible.  As of December 31, 2019 and 2018, management was unable to determine if it is more likely than not that the Company's deferred tax assets will be realized and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates.

No U.S. federal tax provision has been provided for Dito US for the year ended December 31, 2019 due to the losses incurred during such period.  No U.S. federal tax provision was provided for Dito US for the year ended December 31, 2018 because it had not been organized at such date.

The reconciliation below presents the difference between the income tax rate computed by applying the U.S. federal statutory rate and the effective tax rate for the years ended December 31, 2019 and 2018.

	Years Ended December 31,
	2019	2018

U. S. federal statutory tax rate	(21.0)%	(21.0)%
Difference between U.S. and U.K. tax rates	2.0%	2.0%
Change in valuation allowance	19.0%	19.0%
Effective tax rate	0.0%	0.0%

The Company's United Kingdom subsidiary is subject to the income tax laws of the United Kingdom.  The corporate tax rate in the United Kingdom is 19% on income reported in its statutory financial statements, after appropriate tax adjustments, for the fiscal years commencing April 1, 2017, 2018 and 2019, and 18% for the fiscal year commencing April 1, 2020.

At December 31, 2019, the Company has available net operating loss carryforwards for U.S. federal and United Kingdom corporate income tax purposes of approximately $4,000 and $751,000, respectively.  U.S. federal net operating losses, if not utilized earlier, expire through 2039.  United Kingdom net operating losses may be carried over indefinitely.

11. Commitments and Contingencies

Legal Contingencies

The Company may be subject to legal proceedings from time to time as part of its business activities.  As of December 31, 2019 and 2018, the Company was not subject to any threatened or pending legal actions or claims.

Leases Commitments

Information with respect to operating lease commitments is provided at Note 8.

Contractual Commitments

The Company has retained Julian Parge as a consultant to Dito UK, at the request and under the sole discretion of Dito UK, at the rate of $1,658 (equivalent to 1,250£) per week up to a maximum of $82,888 (equivalent to 62,500£) per annum.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis.  Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company's business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company's business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume.  Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

12. Subsequent Events

The Company performed an evaluation of subsequent events through the date on which these consolidated financial statements were issued.  There were no material subsequent events which affected, or could affect, the amounts or disclosures in the consolidated financial statements, other than those as described below.

Private Placement of Common Stock

Effective as of February 26, 2020, the Company completed a private placement to non-U.S. persons for the sale of 205,000 shares of its common stock (the "Private Placement") at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500.  No fees or other costs were incurred in connection with this Private Placement.  Additional information with respect to the Private Placement is provided at Note 9.

Share Exchange Agreement with Dito UK Limited

Effective as of March 18, 2020, Dito, Inc. entered into Share Exchange Agreements (the "Exchange Agreements") and completed the acquisition of all of the outstanding ordinary shares of Dito UK Limited.  The Exchange Agreements provided for each outstanding ordinary share of Dito UK Limited to be effectively converted into 25 shares of common stock of Dito, Inc., and as a result Dito UK Limited became a wholly-owned subsidiary of Dito, Inc. in a recapitalization transaction, as described at Note 1.  Additional information with respect to the Share Exchange Agreement is provided at Note 9.

DITO, INC.

AND SUBSIDIARY

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Nine Months Ended September 30, 2020 and 2019

DITO, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)

ASSETS
Current assets:
Cash	$2,249	$320,402
Due from related parties	10,429	12,606
Deposits and other current assets	35,810	33,942
Total current assets	48,488	366,950
Property and equipment, net	11,326	12,132
Operating lease right of use asset, net	22,805	58,136
Intellectual property, net	51,188	99,968
Total assets	$133,807	$537,186

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	$318,067	$51,672
Cancelled common stock investment repayable	-	60,000
Due to related parties	21,248	1,950
Notes payable to related parties, net	-	52,225
Current portion of note payable to bank	2,241	-
Current portion of operating lease liability	22,805	46,509
Total current liabilities	364,361	212,356
Note payable to bank, net of current portion	59,174	-
Operating lease liability, net of current portion	-	11,627
	423,535	223,983
Commitments and contingencies

Stockholders' equity (deficiency):
Preferred stock, $0.001 par value; authorized -5,000,000 shares; issued - none	-	-
Common stock, $0.001 par value; authorized - 45,000,000 shares; issued and outstanding - 26,722,525 shares and 24,614,325 shares at September 30, 2020 and December 31, 2019, respectively	26,722	24,614
Additional paid-in capital	6,320,652	1,040,199
Accumulated other comprehensive income	7,448	2,766
Accumulated deficit	(6,644,551)	(754,376)
Total stockholders' equity (deficiency)	(289,729)	313,203
Total liabilities and stockholders' equity (deficiency)	$133,807	$537,186

See accompanying notes to condensed consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019

Revenues	$-	$-

Costs and expenses:
Software development, including amortization of intellectual property of $45,379 and $45,464 in 2020 and 2019, respectively	50,208	148,128
General and administrative:
Officers, directors, affiliates, and other related parties	371,111	156,023
Others	5,450,015	99,194
Total costs and expenses	5,871,334	403,345
Loss from operations	(5,871,334)	(403,345)
Other income (expense):
Interest expense	(3,482)	(7,329)
Interest expense subsidy	465	-
Foreign currency loss	(15,824)	-
Total other expense, net	(18,841)	(7,448)
Net loss	(5,890,175)	(410,674)
Foreign currency translation adjustment	4,682	(1,216)
Comprehensive loss	$(5,885,493)	$(411,890)

Net loss per common share - basic and diluted	$(0.23)	$(0.03)

Weighted average common shares outstanding - basic and diluted	25,711,523	12,646,835

See accompanying notes to condensed consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

(Unaudited)

Nine Months Ended September 30, 2020 and 2019

	Common Stock		Common Stock	Additional Paid-in	Accumulated Other Comprehensive Income	Accumulated	Stockholders' Equity
	Shares	Par Value	Issuable	Capital		Deficit	(Deficiency)

Balance, December 31, 2019	24,614,325	$24,614	$-	$1,040,199	$2,766	$(754,376)	$313,203
Common stock issued in connection with private placement	108,200	108	-	270,392	-	-	270,500
Common stock issued as compensation	5,000,000	2,000	-	4,998,000	-	-	5,000,000
Accrued interest contributed to capital by related parties	-	-	-	12,061	-	-	12,061
Foreign currency translation adjustment	-	-	-	-	4,682	-	4,682
Net loss	-	-	-	-	-	(5,890,175)	(5,890,175)
Balance, September 30, 2020	26,722,525	$26,722	$-	$6,320,652	$7,448	$(6,644,551)	$(289,729)

Balance, December 31, 2018	2,502,500	$2,503	$32,495	$8,060	$5,288	$(118,343)	$(69,997)
Common stock issued for cash	7,424,350	7,424	-	202,190	-	-	209,614
Common stock issued in payment of notes payable	6,576,900	6,577	-	309,812	-	-	316,389
Common stock issued in connection with GameTech transaction	2,521,150	2,521	(32,495)	29,974	-	-	-
Common stock issued in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties	3,712,175	3,712	-	101,096	-	-	104,808
Foreign currency translation adjustment	-	-	-	-	(1,216)	-	(1,216)
Net loss	-	-	-	-	-	(410,674)	(410,674)
Balance, September 30, 2019	22,737,075	$22,737	$-	$651,132	$4,072	$(529,017)	$148,924

See accompanying notes to condensed consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(5,890,175)	$(410,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,615	4,827
Interest expense subsidy	(465)	-
Amortization of intellectual property	45,379	45,464
Amortization of accrued lending fee	(604)	-
Amortization of operating lease right of use asset	33,248	21,395
Stock compensation	5,000,000	-
Foreign currency loss	15,824	-
Changes in operating assets and liabilities:
(Increase) decrease in -
Due from related parties	-	54,171
Deposits and other current assets	(2,748)	2,926
Increase (decrease) in -
Accounts payable and accrued expenses	308,835	25,865
Due to related parties	(24,228)	9,579
Operating lease liability	(33,248)	(21,048)
Accrued interest payable	465	(5,918)
Net cash used in operating activities	(542,102)	(273,413)

Cash flows from investing activities:
Purchase of property and equipment	(5,266)	(5,317)
Proceeds from sales of property and equipment	-	4,185
Net cash used in investing activities	(5,266)	(1,132)

Cash flows from financing activities:
Proceeds from private placement of common stock	270,500	-
Proceeds from note payable to bank	60,623	-
Proceeds from note payable to related party	-	19,023
Proceeds from sale of common stock to related party	-	209,614
Repayment of note payable to related party	(35,508)	-
Repayment of cancelled common stock investment	(60,000)	-
Net cash provided by financing activities	235,615	228,637

Effect of exchange rate on cash	(6,400)	(1,941)

Cash:
Net decrease	(318,153)	(47,849)
Balance at beginning of period	320,402	79,467
Balance at end of period	$2,249	$31,618

(Continued)

DITO, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Continued)

	Nine Months Ended September 30,
	2020	2019

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$3,593	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Accrued interest payable contributed to capital by related parties	$12,061	$-
Principal amount of notes payable to related parties converted into common stock	$-	$310,075
Recognition of operating lease right of use asset and operating lease liability	$-	$91,774
Value of common stock issued in connection with GameTech transaction	$-	$32,495

See accompanying notes to condensed consolidated financial statements.

DITO, INC.

AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Nine Months Ended September 30, 2020 and 2019

1. Organization and Basis of Presentation

The condensed consolidated financial statements of Dito, Inc., a Delaware corporation ("Dito US"), including its wholly-owned foreign subsidiary, Dito UK Limited ("Dito UK") (collectively, the "Company"), at September 30, 2020, and for the nine months ended September 30, 2020 and 2019, are unaudited.  In the opinion of management of the Company, all adjustments, including normal recurring accruals, have been made that are necessary to present fairly the financial position of the Company as of September 30, 2020, and the results of its operations for the nine months ended September 30, 2020 and 2019, and its cash flows for the nine months ended September 30, 2020 and 2019.  Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year.  The condensed consolidated balance sheet at December 31, 2019 has been derived from the Company's audited consolidated financial statements at such date.

The condensed consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.  These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2019 included elsewhere in this document.

Organization and Combination

Dito US was incorporated in the State of Delaware on July 23, 2019.  Effective as of March 18, 2020, Dito US completed a Share Exchange Agreement (the "Exchange Agreement") to acquire all of the outstanding ordinary shares of Dito UK that provided for each outstanding ordinary share of Dito UK to be effectively converted into 25 shares of common stock of Dito US.  As a result, Dito UK became a wholly-owned subsidiary of Dito US in a recapitalization transaction, as described below.

Dito UK was originally formed as Smart Tower Limited on November 3, 2017 in the United Kingdom for the purpose of software development.  On June 29, 2018, Smart Tower Limited changed its name to NENX Gaming Limited and then to Dito UK on July 29, 2019.

Dito US maintains its principal executive offices in New York, New York, United States.  Dito UK maintains its principal executive offices in London, England.

Basis of Presentation

For financial reporting purposes, the Exchange Agreement was accounted for as a combination of entities under common control (the "Combination"), as Dito US was formed by Dito UK, with the objective of Dito UK becoming a wholly-owned subsidiary of Dito US, and the resultant parent company being domiciled in the United States.  As a result of the Combination, the former stockholders of Dito UK became the controlling shareholders of Dito US, and the Dito UK management and board members became the management and board members of Dito US.

Accordingly, the condensed consolidated financial statements presented herein for all periods are based on the historical financial statements of each of Dito US and Dito UK.  The stockholders' equity section of the Dito US balance sheet has been retroactively restated for all periods presented to reflect the accounting effect of the Combination.  The net loss per share and weighted average common shares outstanding information presented herein also reflects this retroactive restatement for all periods presented.  All costs associated with the Combination were charged to operations as incurred.

The Company's activities are subject to significant risks and uncertainties, including the need for additional capital, as described below.  The Company has not yet commenced any revenue-generating operations, does not have positive cash flows from operations, and is dependent on periodic infusions of debt and equity capital to fund its operating requirements.

Business Operations

The Company is a mobile games developer and publisher with offices in London and New York.  The Company specializes in the rapidly growing financial, gaming and entertainment sectors.  Once development is complete, the Company intends to license its software platform to mobile gaming operators and developers to enable rapid development of new games.

Going Concern

The Company's consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements, the Company has had no operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows.  During the nine months ended September 30, 2020, the Company incurred a net loss of $5,890,175, utilized cash in operating activities of $542,102, and had an accumulated deficit of $6,644,551 as of September 30, 2020.  The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

At September 30, 2020, the Company had cash of $2,249.  The Company has limited cash resources to fund its operations and will therefore need to raise additional funds in the short-term.  The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company's business to the point at which it can become commercially viable and self-sustaining.  However, there can be no assurances that the Company will be successful in this regard.

As a result, management has concluded that there is substantial doubt about the Company's ability to continue as a going concern within one year of the date that the accompanying consolidated financial statements are issued.  In addition, the Company's independent registered public accounting firm, in their report on the Company's consolidated financial statements for the year ended December 31, 2019, has also expressed substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability.  The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company's business during the remainder of 2020 and thereafter will be dependent on many factors, including the capital resources available to the Company.  No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company's business to a level that is commercially viable and self-sustaining.  There is also significant uncertainty as to the effect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company's ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to its technology, or to discontinue its operations entirely.

2. Summary of Significant Accounting Policies

Principles of Combination

The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and include the financial statements of Dito US and its wholly-owned foreign subsidiary, Dito UK.  Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions.  After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.  Significant estimates are expected to include those related to assumptions used in calculating accruals for potential liabilities, valuing equity instruments issued for services, and the realization of deferred tax assets.

Cash

The Company maintains its cash balances with financial institutions with high credit ratings.  The Company has not experienced any losses to date resulting from this practice.

As of September 30, 2020 and December 31, 2019, the Company's cash balances by currency consisted of the following:

	September 30, 2020	December 31, 2019

GBP	£274	£32,301
USD	$1,895	$277,565

Cash balances in British Pounds are maintained in the United Kingdom and cash balances in United States Dollars are maintained in the United States.

Concentration of Risk

The Company may periodically contract with consultants and vendors to provide services related to the Company's business development activities.  Agreements for these services may be for a specific time period or for a specific project or task.  The Company did not have any such formal agreements at September 30, 2020.

Costs and expenses incurred that represented 10% or more of general and administrative costs for the nine months ended September 30, 2020 consisted of stock compensation expense representing approximately 92% of total general and administrative costs for that period.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes.  Accordingly, the Company recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized.  In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made.  Alternatively, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

Dito US is subject to U.S. federal income taxes and income taxes of the State of New York.  The Company's operations in the United States through September 30, 2020 were nominal.

Dito UK is subject to taxation in the United Kingdom.  As a foreign corporation, Dito UK is not consolidated with Dito US in the Company's U.S. federal tax filings.

As the Company's net operating losses in the respective jurisdictions in which it operates have yet to be utilized, all previous tax years remain open to examination by the taxing authorities in which the Company currently operates.  The Company had no unrecognized tax benefits as of September 30, 2020 or December 31, 2019 and does not anticipate any material amount of unrecognized tax benefits within the next 12 months.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP.  The tax effects of a position are recognized only if it is "more-likely-than-not" to be sustained by the taxing authority as of the reporting date.  If the tax position is not considered "more-likely-than-not" to be sustained, then no benefits of the position are recognized.  As of September 30, 2020, the Company had not recorded any liability for uncertain tax positions.  In subsequent periods, any interest and penalties related to uncertain tax positions will be recognized as a component of income tax expense.

Stock-Based Compensation

The Company issues common stock and intends to issue stock options to officers, directors and consultants for services rendered.  Options will vest and expire according to terms established at the issuance date of each grant.  Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

The fair value of stock options granted as stock-based compensation will be determined utilizing the Black-Scholes option-pricing model, and can be affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock.  Estimated volatility will be based on the historical volatility of the Company's common stock over an appropriate calculation period, or, if not available, by reference to the volatility of a representative sample of comparable public companies.  The risk-free interest rate will be based on the U.S. Treasury yield curve in effect at the time of grant.  The fair market value of the common stock will be determined by reference to the quoted market price of the Company's common stock on the grant date, or, if not available, by reference to an appropriate alternative valuation methodology.

The Company will recognize the fair value of stock-based compensation awards in general and administrative costs or in software development costs, as appropriate, in the Company's consolidated statements of operations.  The Company will issue new shares of common stock to satisfy stock option exercises.

As of September 30, 2020 and December 31, 2019, the Company did not have any outstanding stock options.

Comprehensive Income (Loss)

Comprehensive income or loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources.  Components of comprehensive income or loss, including net income or loss, unrealized gains or losses on available-for-sale securities, unrealized gains or losses on other financial investments, unrealized gains or losses on pension and retirement benefit plans, and foreign currency translation adjustments, are reported in the financial statements in the period in which they are recognized.  Net income (loss) and other comprehensive income (loss) are reported net of any related tax effect to arrive at comprehensive income (loss).  The Company's comprehensive income (loss) for the nine months ended September 30, 2020 and 2019 consists of foreign currency translation adjustments.

Earnings (Loss) Per Share

The Company's computation of earnings (loss) per share ("EPS") includes basic and diluted EPS.  Basic EPS is measured as the income (loss) attributable to common stockholders divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible notes payable, convertible preferred stock, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods.  Basic and diluted loss per common share is the same for all periods presented because there is no convertible debt, convertible preferred stock, warrants or stock options outstanding.

Weighted average common shares outstanding has been retroactively restated for all periods presented to reflect the accounting effect of the Combination (see Note 1).

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below.  Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date.  Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.  Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions.  Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based derivatives and commingled investment funds and are measured using present value pricing models.

The Company will determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety.  In determining the appropriate levels, the Company will perform an analysis of the assets and liabilities at each reporting period end.

The carrying value of financial instruments (consisting of cash and accounts payable and accrued expenses) is considered to be representative of their respective fair values due to the short-term nature of those instruments.

Property and Equipment

Property and equipment is recorded at cost.  Major improvements are capitalized, while maintenance and repairs that do not improve or extend the useful life of the respective assets are charged to expense as incurred.  Gains and losses from disposition of property and equipment are included in income and expense when realized. Depreciation of property and equipment is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes depreciation of property and equipment in general and administrative costs in the Company's consolidated statement of operations.

Leases

Effective January 1, 2019, the Company adopted Accounting Standards Update 2016-02, Leases (Topic 842) ("ASU 2016-02"), which requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease initially measured at the present value of the lease payments.  ASU 2016-02 requires recognition in the statement of operations of a single lease cost that is calculated as a total cost of the lease allocated over the lease term, generally on a straight-line basis.  ASU 2016-02 excludes short-term operating leases with a lease term of 12 months or less at the commencement date, and that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

Software Development Costs

Due to the significant uncertainty with respect to the successful development of commercially viable products based on Company's development efforts, all software development costs incurred with respect to the Company's mobile gaming platform are charged to operations as incurred.

Intellectual Property

Intellectual property, consisting of software, is recorded at cost.  Amortization of intellectual property is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes amortization of intellectual property in software development costs in the Company's consolidated statement of operations.

Long-Lived Assets

The Company reviews long-lived assets, consisting of property and equipment and intellectual property, for impairment at each fiscal year end or when events or changes in circumstances indicate the carrying value of these assets may exceed their current fair values.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated.  The Company has not historically recorded any impairment to its long-lived assets.  In the future, if events or market conditions affect the estimated fair value to the extent that a long-lived asset is impaired, the Company will adjust the carrying value of these long-lived assets in the period in which the impairment occurs.  As of September 30, 2020 and December 31, 2019, the Company had not deemed any long-lived assets as impaired and was not aware of the existence of any indicators of impairment at such dates.

Foreign Currency

The accompanying consolidated financial statements are presented in United States dollars ("USD").  The functional currency of Dito UK, the Company's foreign subsidiary, is the British Pound ("GBP"), the local currency in the United Kingdom.  Accordingly, assets and liabilities of the foreign subsidiary are translated at the current exchange rate at the end of the period, and revenues and expenses are translated at average exchange rates during the nine months ended September 30, 2020 and 2019.  The resulting translation adjustments are recorded as a component of shareholders' equity (deficiency).  Gains and losses from foreign currency transactions are included in net income (loss).

Translation of amounts from the local currencies of the foreign subsidiary, Dito UK, into USD has been made at the following exchange rates for the respective periods:

	As of and for the Nine Months Ended September 30,
	2020	2019

Period-end GBP to USD1.00 exchange rate	1.2902	1.2290
Period-average GBP to USD1.00 exchange rate	1.2709	1.2733

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts and notes receivables.  ASU 2016-13 will replace the current "incurred loss" approach with an "expected loss" model, under which companies will recognize allowances based on expected rather than incurred losses.  Entities will apply the provisions of ASU 2016-13 as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which ASU 2016-13 is effective.  As small business filer, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022.  Management is currently in the process of assessing the impact of adopting ASU-2016-13 on the Company's financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity ("ASU 2020-06).  ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock.  Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP.  Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital.  ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity's own equity to reduce form-over-substance-based accounting conclusions.  ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years.  Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.  Management has not yet evaluated the effect that the adoption of ASU 2020-06 will have on the Company's consolidated financial statement presentation or disclosures subsequent to its adoption.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission, did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements and related disclosures.

3. Property and Equipment

Property and equipment as of September 30, 2020 and December 31, 2019 is summarized as follows:

	September 30, 2020	December 31, 2019

Computer and office equipment	$28,808	$21,158
Less accumulated depreciation	(17,482)	(9,026)
Computer and office equipment, net	$11,326	$12,132

All of the Company's property and equipment is located in the United Kingdom.  Depreciation expense for the nine months ended September 30, 2020 and 2019 was $5,615 and $4,826, respectively.  Depreciation expense is included in general and administrative costs in the Company's consolidated statement of operations.

4. Intellectual Property

Intellectual property as of September 30, 2020 and December 31, 2019 is summarized as follows:

	September 30, 2020	December 31, 2019

Software	$184,277	$189,413
Less accumulated amortization	(133,089)	(89,445)
Software, net	$51,188	$99,968

Amortization expense for the nine months ended September 30, 2020 and 2019 was $45,379 and $45,464, respectively. Amortization expense is included in software development costs in the Company's consolidated statement of operations.

The following schedule sets forth the remaining amortization of intellectual property as of September 30, 2020:

2020 (Nine Months Ending December 31, 2020)	$23,804
2021	27,384
Total	$51,188

5. Notes Payable to Related Parties

As of September 30, 2020, there were no notes payable to related parties. As of December 31, 2019, notes payable to related parties consisted of the following:

	Epsilon Investments PTE	Jason Drummond	Fairfax Capital BV	Total

Principal amount	$-	$-	$37,797	$37,797
Accrued interest payable	11,191	2,607	-	13,798
Accrued lending fee	-	-	3,780	3,780
Sub-total	11,191	2,607	41,577	55,375
Less unamortized lending fee	-	-	(3,150)	(3,150)
Total	$11,191	$2,607	$38,427	$52,225

Epsilon Investments PTE

On August 6, 2018, the Company borrowed $142,000 (approximately equivalent to 110,000£) from Epsilon Investments PTE ("Epsilon"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum.  The loan agreement did not contain any provisions for conversion into common stock.

On October 22, 2018, the Company borrowed an additional $110,000 (approximately equivalent to 85,000£) from Epsilon on an unsecured basis with interest at 6% per annum.  The loan agreement did not contain any provisions for conversion into common stock.

As a result, through December 31, 2018, total borrowings from Epsilon were $252,000 (approximately equivalent to 195,000£), presented as principal amount of $248,450 at December 31, 2018 due to the impact of currency conversion adjustments.

As of December 31, 2018, accrued interest with respect to the Epsilon borrowings totaled $4,666 (approximately equivalent to 3,662£).

On May 7, 2019, principal of $19,651 (approximately equivalent to 15,000£) was converted into 696,025 shares of the Company's common stock, representing a price per share of approximately $0.03.

On May 29, 2019, principal of $227,279 (approximately equivalent to 180,000£) was converted into 4,504,500 shares of the Company's common stock, representing a price per share of approximately $0.05.

As of December 31, 2019, accrued interest with respect to the Epsilon borrowings totaled $11,191 (approximately equivalent to 8,439£).

On March 23, 2020, accrued interest with respect to the Epsilon borrowings in the amount of $9,783 (approximately equivalent to 8,439£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

Jason Drummond

On August 6, 2018, the Company borrowed a total of $52,000 (approximately equivalent to 40,000£) from Jason Drummond ("Drummond"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum.  The loan did not contain any provisions for conversion into common stock.

On October 22 2018, the Company issued a note payable to Drummond in the amount of $20,000 (approximately equivalent to 15,000£) on an unsecured basis at an interest rate of 6% per annum.  Consideration for the note payable consisted of subsequent cash advances totaling $12,867 (approximately equivalent to 10,000£) and the payment of accrued director's fees of $6,341 (approximately equivalent to 5,000£).

As of December 31, 2018, accrued interest with respect to the Drummond borrowings totaled $1,257 (approximately equivalent to 986£).

On May 29, 2019, principal of $69,459 (approximately equivalent to 55,000£) was converted into 1,376,375 shares of the Company's common stock, representing a price per share of approximately $0.05.

As of December 31, 2019, accrued interest with respect to the Drummond borrowings totaled $2,607 (approximately equivalent to 1,996£).

On March 23, 2020, accrued interest with respect to the Drummond borrowings in the amount of $2,279 (approximately equivalent to 1,966£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

Fairfax Capital BV

On October 29, 2019, the Company borrowed $40,338 under an agreement with Fairfax Capital BV ("Fairfax"), a significant shareholder, pursuant to an agreement to lend up to $45,000.  The lending agreement was non-interest bearing but provided for the payment of a loan fee of 10% of the total loan value when the principal was repaid, which was repayable no later than twelve months from the date of the agreement.  The 10% loan fee was recognized ratably over the term of the loan as interest expense.

During April 2020, the Company repaid the Fairfax loan, including the accrued lending fee, in full.

6. Note Payable to Bank

On June 9, 2020, Dito UK received an unsecured loan of $60,600 (equivalent to 47,600£) from Metro Bank PLC under the Bounce Bank Loan Scheme managed by the British Business Bank on behalf of, and with the financial backing of, The Secretary of State for Business, Energy and Industrial Strategy of the Government of the United Kingdom.  The Government of the United Kingdom has provided a full guarantee to Metro Bank PLC with respect to the repayment of this loan.  The proceeds from the loan are required to be used for working capital purposes, for investment in a company's business, and to support trading or commercial activity in the United Kingdom.  The loan is for a term of 72 months and has a fixed interest rate of 2.5% per annum.  Dito UK is not required to make any payments of interest on the loan during the first 12 months of this loan, with such amount being paid by the Government of the United Kingdom under its business interruption payment program.  Beginning in the 13th month after the drawdown of the loan, Dito UK will be required to repay the loan by making 60 equal monthly payments of principal and interest aggregating $1,076 (equivalent to 845£) per month.  During the nine months ended September 30, 2020, the Company recorded interest expense of $465 with respect to this loan, which was paid by the Government of the United Kingdom under this program.  As of September 30, 2020, $61,415 was due under this note, of which, $2,241 was reflected as current portion due.

7. Leases

Short-Term Operating Lease

The Company leases office facilities in New York, New York on a month-to-month basis at a cost of $142 per month.  Aggregate payments under this operating lease charged to general and administrative expenses in the statement of operations were $1,278 and $0 for the nine months ended September 30, 2020 and 2019, respectively.

Long-Term Operating Lease

The Company's wholly-owned subsidiary in the United Kingdom, Dito UK, leases office facilities in London, England.  The Company did not have any other leases with initial terms of 12 months or more at September 30, 2020 or December 31, 2019.

Leases with an initial term of 12 months or less are not recorded on the balance sheet, with lease expense being recognized on a straight-line basis over the term of the lease.

Operating lease right-of-use assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term.  Right-of-use assets represent the Company's right to use an underlying asset for the lease term, and right-of-use lease liabilities represent the Company's obligation to make lease payments arising from the lease.  Generally, the implicit rate of interest, equivalent to a discount rate, in lease arrangements is not readily determinable and the prevailing commercial property mortgage rate is utilized in determining the present value of lease payments.

The monthly cash payment for this operating lease is approximately $4,010 per month, and the lease term ends on March 31, 2021.  The Company recorded right-of-use assets and liabilities of $91,774 on April 1, 2019, based on the present value of payments and an incremental borrowing rate of 4.27% per annum.

The following schedule sets forth the operating lease right of use asset activity for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019

Balance at beginning of period	$58,136	$-
Capitalized present value of lease payments	-	91,774
Less amortization	(34,572)	(33,905)
Foreign currency adjustment	(759)	(5,497)
Balance at end of period	$22,805	$52,372

The following schedule sets forth the current portion and long-term portion of operating lease liabilities as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019

Current portion	$22,805	$46,509
Long-term portion	-	11,627
Total lease liability	$22,805	$58,136

This operating lease had a remaining term of nine months as of September 30, 2020.  The following schedule sets forth the remaining annual future lease payments outstanding as of September 30, 2020:

2020 (Nine months ending December 31, 2020)	$11,524
2021	11,525
Total lease payments	23,049
Less amount representing imputed interest	(284)
22,765
Foreign currency adjustment	40
Present value of lease liabilities	$22,805

Cash paid for the amounts included in the measurement of lease liabilities for the nine months ended September 30, 2020 was $24,060.  Aggregate lease expense for this operating lease charged to general and administrative expenses in the statement of operations was $34,066 and $23,092 for the nine months ended September 30, 2020 and 2019, respectively.

8. Related Party Transactions

Fees to Directors, Consultants and Professionals

During the nine months ended September 30, 2020 and 2019, the Company incurred fees to directors, consultants, and professionals, who are also considered related parties, of $371,111 and $156,023, respectively, as follows:

	Nine Months Ended September 30,
	2020	2019

Jason Drummond	$361,118	$95,498
Julian Parge	9,993	50,946
Andrew Eggleston	-	9,579
Total	$371,111	$156,023

Advances

During the nine months ended September 30, 2020 and 2019, the Company incurred fees to Jason Drummond and his affiliates, and periodically advanced amounts to Mr. Drummond and his affiliates in anticipation of future fees.  As a result of such advances, as of September 30, 2020, due from Mr. Drummond was $10,429 (see Note 11).  As of December 31, 2019, such advances resulted in a due from Mr. Drummond of $12,606, which was repaid in January 2020.

Additional information with respect to notes payable to related parties and common shares issued to officers, directors, affiliates, and other related parties in payment of costs and expenses is provided at Notes 5 and 11.

9. Stockholders' Equity

Preferred Stock

The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share.  No preferred shares had been designated by the Company as of September 30, 2020 or December 31, 2019.

Common Stock

The Company is authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2020 and December 31, 2019, the Company had 24,698,325 shares and 24,614,325 shares of common stock issued and outstanding, respectively.

On May 7, 2019, the Company sold 7,424,350 shares of the Company's common stock to an existing shareholder for a cash purchase price of $209,614, reflecting an effective price per share of approximately $0.03.

On May 7, 2019, a note payable to a related party in the principal amount of $19,651 was converted into 696,025 shares of the Company's common stock, reflecting an effective price per share of approximately $0.03.

On May 29, 2019, notes payable to related parties in the principal amount of $296,738 were converted into 5,880,875 shares of the Company's common stock, reflecting an effective price per share of approximately $0.05.

Additional information with respect to common stock issued in connection with the conversion of notes payable is provided at Note 5.

Common Stock Issuable

At December 31, 2018, common stock issuable consisted of the value of 2,521,150 shares of the Company's common stock allocated to satisfy certain provisions of the transaction with GameTech UK Limited ("GameTech") as described below.

On August 10, 2018, the Company (through Dito UK) entered into an Asset Sale Agreement (the "Sale Agreement") with GameTech UK pursuant to a Court Order (the "Order") issued by the Joint Administrators of GameTech UK Limited (in administration) on May 29, 2018.  The Order granted an application previously made on April 19, 2019 for the Administrators of GameTech to sell GameTech assets which were subject to the claims of the secured creditors.  Among other provisions, the Order called for the infusion of $300,000 (approximately equivalent to 235,000£) into the Company, and the issuance of 30% of the Company's equity to the secured creditors, for which the secured creditors would release their secured interest.  Accordingly, it was determined that 3,271,150 common shares, valued at $42,162 (approximately equivalent to 33,016£), were to be issued in order to satisfy this provision.  On December 4, 2018, 750,000 of such shares valued at $9,667 (approximately equivalent to 7,570£), were issued.  On May 29, 2019, the remaining 2,521,150 of such shares valued at $32,495 (approximately equivalent to 25,446£) were issued.

Common Stock Issued to Officers, Directors, Affiliates and Other Related Parties in Payment of Costs and Expenses

In May 2019, the Company issued 3,712,175 shares of the Company's common stock, valued at $104,808, reflecting an effective price per share of approximately $0.03, in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties.

Private Placement of Common Stock

Effective as of February 26, 2020, the Company completed a private placement to non-U.S. persons for the sale of 205,000 shares of its common stock (the "Private Placement") at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500.  No fees or other costs were incurred in connection with this Private Placement.

Of the 205,000 shares of common stock sold, 121,000 shares were sold for a total purchase price of $302,500 prior to December 31, 2019.  During January and February 2020, the remaining 84,000 shares were sold for a total purchase price of $210,000.  The proceeds from the Private Placement were used for general operating purposes.

On March 4, 2020, the fourteenth investor elected to cancel their subscription for 24,000 shares of common stock.  The subscription proceeds of $60,000, which were received in December 2019, were returned to the cancelling investor on March 18, 2020.  As of December 31, 2019, the cancelled stock sale was excluded from stockholders' equity and was reflected as a cancelled common stock investment payable in the consolidated balance sheet at such date.

During September 2020, the Company sold an aggregate of 24,200 shares of common stock at $2.50 per share to 3 investors, generating gross proceeds of $60,500.

Share Exchange Agreement with Dito UK

Effective as of March 18, 2020, Dito, Inc. entered into Share Exchange Agreements (the "Exchange Agreements") and completed the acquisition of all of the outstanding ordinary shares of Dito UK Limited.  The Exchange Agreements provided for each outstanding ordinary share of Dito UK Limited to be effectively converted into 25 shares of common stock Dito, Inc., and as a result Dito UK Limited became a wholly-owned subsidiary of Dito, Inc. in a recapitalization transaction, as described at Note 1.

Consulting Agreement

Effective August 3, 2020, the Company entered into a consulting agreement with Montrose Capital Partners Limited to provide consulting, advisory and related services to the Company for a term of two years.  Consideration under this consulting agreement was paid exclusively in the form of 2,000,000 shares of the Company's common stock, which were valued at $5,000,000 based on the fair value of the Company's common stock of $2.50 per share on the effective date of the consulting agreement. As the agreement did not contain any performance obligations the total consideration pursuant to this consulting agreement of $5,000,000 was charged to general and administrative costs in the statement of operations on the issuance date.  The consulting agreement requires the Company to include such shares in any registration statement that it files with the SEC.

10. Commitments and Contingencies

Legal Contingencies

The Company may be subject to legal proceedings from time to time as part of its business activities.  As of September 30, 2020 and December 31, 2019, the Company was not subject to any threatened or pending legal actions or claims.

Leases Commitments

Information with respect to operating lease commitments is provided at Note 6.

Contractual Commitments

The Company has retained Julian Parge as a consultant to Dito UK, at the request and under the sole discretion of Dito UK, at the rate of $1,549 (equivalent to 1,250£) per week up to a maximum of $77,456 (equivalent to 62,500£) per annum.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis.  Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company's business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company's business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus andj treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume.  Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

11. Subsequent Events

The Company performed an evaluation of subsequent events through the date on which these consolidated financial statements were issued.  There were no material subsequent events which affected, or could affect, the amounts or disclosures in the consolidated financial statements, other than those as described below.

Sales of Common Stock

On October 16, 2020, we completed a private placement to a non-U.S. person for the sale of 5,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $12,500. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to two non-U.S. persons for the sale of 40,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $100,000. No other fees or costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to one U.S. person for the sale of 600,000 shares of our common stock at a price of $2.50 per share pursuant to Rule506(b) of Regulation D under the Securities Act for cash proceeds of $1,500,000. In addition, pursuant to the terms of the (i) purchase agreement we were required to issue 54,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder and (ii) finder's agreement we issued 250,000 shares to a U.S. finder. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In December 2020, we completed a private placement to one U.S. person for the sale of 400,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,000,000. In addition, pursuant to the terms of a finder’s fee agreement we were required to pay a finder’s fee of $90,000 and issue 36,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder and pay legal fees of $15,000 to the legal counsel of the finder. In addition, the investor entered into a board advisory consulting agreement, described in greater detail below, on November 25, 2020 which calls for the investor to receive 250,000 shares of the Company’s common stock as compensation for providing board advisory consulting services.

Consulting agreements

On October 21, 2020, the Company entered into an agreement with a consultant to serve as a board advisory.  The term of the agreement is for one year and may be renewed at the end of the term.  Compensation consists of the following stock grants: 50,000 shares of the Company's common stock within seven days of the execution of the agreement; 50,000 shares of the Company's common stock upon the listing of the Company's stock with OTC Markets; and 100,000 shares of the Company common stock at each of the following three renewal periods, if the agreement is renewed.  The consultant is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

On November 6, 2020, the Company entered into an agreement with a consultant to serve as a board advisory.  The term of the agreement is for one year and may be renewed at the end of the term.  Compensation consists of the following stock grants: 50,000 shares of the Company's common stock within seven days of the execution of the agreement; 50,000 shares of the Company's common stock six months after the date of the agreement; 50,000 shares of the Company's common stock upon the first renewal of the agreement and 50,000 shares of the Company's common stock six months after the first renewal; and, 100,000 shares of the Company common stock at each of the following two renewal periods, if the agreement is renewed. The consultant is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.

On November 25, 2020, the Company entered into an agreement with a consultant to serve as a board advisory.  The term of the agreement is for one year and may be renewed at the end of the term.  Compensation consists of a grant of 250,000 shares of the Company's common stock.  The consultant is prohibited from selling his shares prior to the twelfth (12th) month from the date the Company's shares are listed on and posted for trading on a tier of the Nasdaq Stock Market.  In addition, in December 2020, the consultant purchased 400,000 shares of the Company's common stock in a private placement at $2.50 per share, for a total investment of $1,000,000, as described in greater detail above.

On November 30, 2020, the Company entered into a finder's fee agreement with a FINRA registered broker dealer (the "Broker") to identify and introduce the Company to accredited investors. The Company will pay the Broker a cash fee equal to nine percent (9.0%) of the total purchase price paid by investors introduced to the Company by the Broker, and warrants to purchase nine percent (9.0%) of the total number of shares or options shares purchased by an investor at an exercise price of $2.50 per share, with an expiration date 5 years from the date of issuance. One such investor was identified and made an investment of $1,000,000 in the Company resulting in the payment of a $90,000 cash fee to the Broker and the issuance of 36,000 warrants pursuant to the finder's fee agreement. In addition, the Company agreed to pay the Broker additional compensation in the form of two hundred fifty thousand (250,000) restricted shares of the Company's common stock if and when the Broker has introduced investors to the Company who have purchased from the Company additional securities of at least $2,000,000.

Transactions with Jason Drummond

Subsequent to September 30, 2020, the amount due from Jason Drummond at such date of $10,429 (see Note 8) decreased by approximately $23,000 as a result of cash receipts and disbursements from October through November 2020.

DITO, INC.

10,706,999 SHARES OF COMMON STOCK

PROSPECTUS

, 2020

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the Shares by the Selling Securityholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

Accounting fees and expenses	$20,000
Legal fees and expenses	40,000
Transfer agent fees and expenses	17,000
SEC registration fee	400.00
Miscellaneous	5,000
Total	$82,400

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) actually and reasonably incurred.

The Registrant's certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Except as otherwise disclosed under the heading "Legal Proceedings" in the "Business" section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant's directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant does not currently have an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise, but intends to obtain a policy in due course.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On February 26, 2020, we completed a private placement to non-U.S. persons for the sale of 205,000 shares of our common stock at a price of

$2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500. No fees or other costs, other than legal costs, were incurred in connection with the Private Placement.

Of the 205,000 shares of common stock sold, 121,000 shares were sold for a total purchase price of $302,500 prior to December 31, 2019. During January and February 2020, the remaining 84,000 shares were sold for a total purchase price of $210,000. The proceeds from the Private Placement were used for general operating purposes.

Effective March 18, 2020, Dito entered into a Share Exchange Agreements (the "Exchange Agreement") with each of the shareholders in Dito UK to acquire all of the outstanding ordinary shares of Dito UK. The Exchange Agreements provided for each outstanding ordinary share of Dito UK to be effectively converted into 25 shares of common stock of Dito. All of the Dito shares were issued to non-U.S. persons pursuant to Rule 903 of Regulation S. As a result, Dito UK became a wholly-owned subsidiary of Dito.

On August 3, 2020, the Company issued an aggregate of 2,000,000 shares of common stock valued at $2.50 per share to various parties in connection with the entry into a consulting agreement with Montrose Capital Partners Limited, a corporation formed under the laws of the United Kingdom. The shares were issued pursuant to the exemption from registration provided by Regulation D and the exclusion from registration provided by Regulation S.

On September 14, 2020, we completed a private placement to an existing shareholder that is a non-U.S. person for the sale of 9,200 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $23,000. No fees  or other costs, other than legal costs, were incurred in connection with the private placement.

On September 15, 2020, we completed a private placement to an existing shareholder that is a non-U.S. person for the sale of 10,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $25,000. No fees  or other costs, other than legal costs, were incurred in connection with the private placement.

On September 25, 2020, we completed a private placement to a non-U.S. person for the sale of 5,000 shares of our common stock at a price of

$2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $12,500. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

On October 16, 2020, we completed a private placement to a non-U.S. person for the sale of 5,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $12,500. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to two non-U.S. persons for the sale of 40,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act for cash proceeds of $100,000. No other fees or costs, other than legal costs, were incurred in connection with the private placement.

In November 2020, we completed a private placement to one U.S. persons for the sale of 600,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,500,000. In addition, pursuant to the terms of the (i) purchase agreement we were required to issue 54,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder and (ii) finder's agreement we issued 250,000 shares to a U.S. finder. No fees or other costs, other than legal costs, were incurred in connection with the private placement.

In December 2020, we completed a private placement to one U.S. person for the sale of 400,000 shares of our common stock at a price of $2.50 per share pursuant to Rule 506(b) of Regulation D under the Securities Act for cash proceeds of $1,000,000. In addition, pursuant to the terms of a finder’s fee agreement we were required to issue 36,000 warrants exercisable for five (5) years at $2.50 to a U.S. finder. In addition, the investor entered into a board advisory consulting agreement on November 25, 2020 which calls for the investor to receive 250,000 shares of the Company’s common stock as compensation for providing board advisory consulting services.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Certificate of Incorporation!
3.2	Bylaws!
5.1	Opinion of Nauth LPC*
10.1	Unsecured Loan Agreement between Epsilon Investments Pte Ltd. and Nenx Gaming Limited dated August 3, 2018!
10.2	Unsecured Loan Agreement between Epsilon Investments Pte Ltd. and Nenx Gaming Limited dated October 24, 2018!
10.3	Unsecured Loan Agreement between Jason Kingsley Drummond and Nenx Gaming Limited dated August 3, 2018!
10.4	Unsecured Loan Agreement between Jason Kingsley Drummond and Nenx Gaming Limited dated October 2018!
10.5	Loan Agreement between Fairfax Capital B.V. and Dito UK Limited dated October 29, 2019!
10.6	Debt for Equity Swap Agreement between Nenx Gaming Limited and Jason Drummond dated May 29, 2019!
10.7	Form of Share Exchange Agreement!
10.8	Consulting Agreement between John Cummins and Dito, Inc. dated October 21, 2020*
10.9	Consulting Agreement between Oliver Willett and Dito Inc. dated November 6, 2020*
21.1	List of Subsidiaries !
23.1	Consent of Independent Registered Public Accounting Firm*
23.3	Consent of Nauth LPC (contained in Exhibit 5.1) *

* Filed herewith

! Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on December 9, 2020.

DITO, INC.

By: /s/ Jason Drummond
Name: Jason Drummond

Title: President, Chief Executive Officer, Chief Financial Officer and
 Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Drummond Jason Drummond	Chief Executive Officer, Chief Financial Officer, Secretary and Director (principal executive officer and principal financial and accounting officer)	December 9, 2020